Time Warner Inc. and Home Box Office, Inc. have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “Commission”) for the offering of the HBO Guarantee (as defined in this Statement) to which this communication inter alia relates. Before you consent, you should read the prospectus in that registration statement and other documents filed with the Commission for more complete information about Time Warner Inc. and the offering.  You may get these documents for free on the Commission’s Website at  www.sec.gov. Alternatively, Time Warner, the Solicitation Agents or the Information and Tabulation Agent (each, as defined in this Statement) will arrange to send you the prospectus if you request it by calling toll-free 1-800-758-5880.

$12,330,818,000
CONSENT SOLICITATION STATEMENT

TIME WARNER INC.

Solicitation of Consents from Holders of the Following Series of Debt Securities:

Issuer/ Indenture/ Requisite Consent	Debt Security Description	CUSIP No.	Aggregate Principal Amount Outstanding
Historic TW Inc. # (1992 HTW Indenture*) (By Series Consent*)	9.125% Debentures due 2013	887315AK5	$1,000,000,000

Historic TW Inc. # (1993 HTW Indenture*) (By Series Consent*)	8.05% Debentures due 2016	887315BA6	$150,000,000
	7.25% Debentures due 2017	887315BJ7	$500,000,000
	9.15% Debentures due 2023	887315AM1	$602,337,000
	7.57% Debentures due 2024	887315BH1	$450,000,000
	6.85% Debentures due 2026	887315BB4	$28,481,000
	6.95% Debentures due 2028	887315BM0	$500,000,000
	8.30% Discount Debentures due 2036	887315AZ2	$200,000,000[1]

Historic TW Inc. (1998 HTW Indenture*) (By Indenture Consent*)	6.875% Debentures due 2018	887315AY5	$600,000,000
	6.625% Debentures due 2029	887315BN8	$1,000,000,000

Turner Broadcasting System, Inc. (1993 TBS Indenture*) (By Indenture Consent*)	8.375% Senior Notes due 2013	900262AR7	$300,000,000

Time Warner Inc. (2001 TWX Indenture*) (By Indenture Consent*)	6.75% Notes due 2011	00184AAB1	$1,000,000,000
	6.875% Notes due 2012	00184AAF2	$2,000,000,000
	7.625% Debentures due 2031	00184AAC9	$2,000,000,000
	7.70% Debentures due 2032	00184AAG0	$2,000,000,000

               # In its capacity as successor to Time Warner Companies, Inc.
               * As defined herein.
         1 The face value of this series of debentures is $200,000,000.  As of April 2, 2009, the accreted principal amount outstanding of this series of debentures was approximately $106,306,000.

The Solicitation Agents for this Consent Solicitation are

   Banc of America Securities LLC
Citi
                                    Deutsche Bank Securities
April 6, 2009

Time Warner is seeking Consents to make the Proposed Amendments to the Indentures, as provided in this Statement (all defined terms being defined below).  With respect to any series of Securities above, subject to the receipt and acceptance of the Requisite Consent and the effectiveness of the Proposed Amendments with respect to such series, and under the circumstances described below, Home Box Office will issue a guarantee of the full and punctual payment of all the monetary obligations and the full and punctual performance within applicable grace periods of all other obligations (including obligations to the trustee) of Historic TW under the relevant Indenture relating to such Consenting Series, as described herein.

Upon the terms and subject to the conditions set forth herein, we will pay each Holder as of the Record Date who has properly delivered, and not revoked, a Consent on or prior to the Expiration Date, the Consent Payment, which shall be an amount of $5.00 in cash for each $1,000 principal amount of Securities then held by such Holder for which such Consent has been received and accepted.  In the case of the Historic TW 8.30% Discount Debentures due 2036 (which were issued at a discount to their full face value), the principal amount used for purposes of determining the Consent Payment will be the full face value thereof.

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 2009, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). ONLY A HOLDER OF SECURITIES AS OF 5:00 P.M., NEW YORK CITY TIME, ON APRIL 2, 2009 (SUCH TIME AND DATE, THE “RECORD DATE”) IN RESPECT OF WHICH THERE HAS BEEN DELIVERED A VALID CONSENT PRIOR TO THE EXPIRATION DATE (WHICH HAS NOT BEEN PROPERLY REVOKED) WILL BE ENTITLED TO RECEIVE THE CONSENT PAYMENT (AS DEFINED HEREIN). CONSENTS WITH RESPECT TO ANY SERIES OF SECURITIES MAY BE REVOKED AT ANY TIME PRIOR TO THE EARLIER OF (i) 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 2009 AND (ii) THE TIME AT WHICH THE REQUISITE CONSENT (AS DEFINED HEREIN) FOR SUCH SERIES OF SECURITIES HAS BEEN RECEIVED (SUCH TIME, THE “WITHDRAWAL DEADLINE”).

The Consent Solicitation

Time Warner Inc., a Delaware corporation (“Time Warner”, “we”, “our” and “us”), is hereby soliciting (the “Consent Solicitation”), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as it may be amended or supplemented from time to time, this “Statement”) and in the related consent letter (the “Consent Letter”), Consents (as defined below) from Holders (as defined below) of each series of debt securities set forth on the cover of this Statement (all such series, collectively, the “Securities”) to amend certain provisions (the “Proposed Amendments”) of each of the indentures under which the Securities were issued (each, an “Indenture”, and collectively, the “Indentures”), which are described below:

a.
Indenture dated as of April 19, 2001, as amended and supplemented as of the date hereof, among Time Warner as issuer, AOL LLC, a Delaware limited liability company, Historic TW Inc. (including in its capacity as successor to Time Warner Companies, Inc. (“TWCI”)), a Delaware corporation (“Historic TW”), and Turner Broadcasting System, Inc., a Georgia corporation (“TBS”), as guarantors, and The Bank of New York Mellon, as Trustee (the “2001 TWX Indenture”);

b.
Indenture dated as of June 1, 1998, as amended and supplemented as of the date hereof, among Historic TW as issuer, Time Warner, AOL LLC, Historic TW (in its capacity as successor to TWCI)  and TBS as guarantors, and The Bank of New York Mellon, as Trustee (the “1998 HTW Indenture”);

c.
Indenture dated as of January 15, 1993, as amended and supplemented as of the date hereof, among Historic TW (in its capacity as successor to TWCI) as issuer, Time Warner, AOL LLC, Historic TW (in its own capacity and not as successor to TWCI) and TBS as guarantors, and The Bank of New York Mellon, as Trustee (the “1993 HTW Indenture”);

i

d.
Indenture dated as of October 15, 1992, as amended and supplemented as of the date hereof, among Historic TW (in its capacity as successor to TWCI) as issuer, Time Warner, AOL LLC, Historic TW (in its own capacity and not as successor to TWCI) and TBS as guarantors, and The Bank of New York Mellon, as Trustee (the “1992 HTW Indenture”); and

e.
Indenture dated as of May 15, 1993, as amended and supplemented as of the date hereof, among TBS as issuer, Time Warner, AOL LLC and Historic TW (including in its capacity as successor to TWCI) as guarantors, and The Bank of New York Mellon, as Trustee (the “1993 TBS Indenture”).

The purpose of this Consent Solicitation is to amend the Covenant (as defined below) in each Indenture. The Covenant currently provides that none of the issuer or the guarantors under the applicable Indenture shall convey or transfer its properties and assets substantially as an entirety to any person, unless certain conditions are met, including that the transferee assumes the guarantee of such guarantor. The Proposed Amendments will provide that AOL LLC may convey or transfer its properties and assets substantially as an entirety without complying with such conditions (but subject to the concurrent or prior issuance of the HBO Guarantee, as discussed below), unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the issuer and the guarantors (under the relevant Indenture) and their respective subsidiaries, taken as a whole, substantially as an entirety. The effect of the adoption of the Proposed Amendments would be that the Covenant would not apply (subject to the concurrent or prior issuance of the HBO Guarantee, as discussed below) to a conveyance or transfer by AOL LLC unless it resulted in or constituted a conveyance or transfer of the properties and assets of Time Warner and its subsidiaries, taken as a whole, substantially as an entirety.  The reason for the Proposed Amendments is to provide Time Warner with greater flexibility in considering strategic alternatives with respect to AOL LLC, as described in more detail under “Background of the Proposed Amendments.”

The Consent Payment and the HBO Guarantee

With respect to any series of Securities, upon the terms and subject to the conditions set forth in this Statement and in the Consent Letter, only a Holder of Securities as of the Record Date in respect of which there has been properly delivered, and not revoked, a Consent on or prior to the Expiration Date, will be entitled to receive a consent payment (the “Consent Payment”) equal to $5.00 for each $1,000 principal amount of Securities then held by such Holder for which a Consent has been so received.

With respect to any series of Securities, subject to the receipt of the Requisite Consent for such series and the adoption of the Proposed Amendments to the applicable Indenture pursuant to the execution and delivery of the relevant Supplemental Indenture, in order for AOL LLC to be able to convey or transfer its properties and assets substantially as an entirety without complying with the conditions contained in the Covenant as currently in effect, Time Warner shall, prior to or concurrently with such transfer, have caused its wholly owned subsidiary, Home Box Office, Inc., a Delaware corporation (“Home Box Office”), to guarantee the full and punctual payment of all the monetary obligations and the full and punctual performance within applicable grace periods of all other obligations (including obligations to the trustee) of Historic TW (in its own capacity and as successor to TWCI) as (a) issuer under the 1998 HTW Indenture, the 1993 HTW Indenture and the 1992 HTW Indenture, and (b) guarantor under the 2001 TWX Indenture and the 1993 TBS Indenture (in each case, as applicable, with respect to such Consenting Series (as defined below)) (the “HBO Guarantee”). The date, if any, on which Home Box Office issues the HBO Guarantee in accordance with the terms set forth herein is referred to herein as the “HBO Guarantee Issue Date.”

Payment of Consent Payments and Execution of the Supplemental Indentures

In accordance with the terms and subject to the conditions set forth in this Statement and in the Consent Letter, if the Requisite Consent with respect to any series of Securities is received, each Holder of Securities of such series as of the Record Date who has properly delivered a valid Consent Letter consenting to the Proposed Amendments (a “Consent”) on or prior to the Expiration Date will, so long as such Consent is not properly revoked, receive a Consent Payment in the manner and at the time described below, but only if certain conditions set forth herein, including the execution and delivery of the supplemental indenture relating to such series of Securities giving effect to the Proposed Amendments (each, a “Supplemental Indenture”, and collectively, the “Supplemental Indentures”), are satisfied or waived. In addition to giving effect to the Proposed Amendments, the Supplemental Indentures will give effect to Time Warner’s obligation to cause the HBO Guarantee to be issued under the circumstances described herein. Neither Time Warner’s agreement to cause the HBO Guarantee to be issued under the circumstances described herein nor the issuance of the HBO Guarantee as contemplated herein requires the consent of any Holder. The HBO Guarantee will be issued only in connection with the conveyance or transfer by AOL LLC of its properties and assets substantially as an entirety in a transaction that does not comply with the conditions contained in the Covenant as currently in effect.

Consent Payments will be payable promptly following the Expiration Date and the satisfaction or waiver of the other conditions set forth herein. Subject to our right to terminate this Consent Solicitation with respect to any or all series of Securities in accordance with the terms set forth in this Statement, we currently intend to execute and deliver a Supplemental Indenture in respect of each series of Securities promptly following the receipt of the Requisite Consent for such series. Consents in respect of any series of Securities shall be deemed accepted by Time Warner upon the execution and delivery of the Supplemental Indenture in respect of such series. Following the effectiveness of the Supplemental Indentures with respect to any series of Securities and prior to, or concurrently with, the conveyance or transfer by AOL LLC of its properties and assets substantially as an entirety without compliance with the conditions contained in the Covenant as currently in effect, further supplemental indentures, with respect to each Consenting Series, giving effect to the issuance of the HBO Guarantee (the “HBO Guarantee Supplements”) will be executed and delivered.

Holders whose Consents are not received by the Information and Tabulation Agent (as defined below) on or prior to the Expiration Date will not be entitled to receive a Consent Payment in respect of such Consents.  Under no circumstances will Time Warner make any Consent Payment to any Holder who does not properly deliver a Consent in accordance with the terms hereof.  In addition, under no circumstances will Time Warner make any Consent Payment with respect to any series of Securities to any Holder delivering a Consent with respect to such series unless and until (i) the Requisite Consent in respect of such series has been received and (ii) a Supplemental Indenture adopting the Proposed Amendments with respect to such series of Securities has been executed and delivered.

The Requisite Consent

Adoption of the Proposed Amendments with respect to each series of Securities requires, pursuant to the applicable Indenture, the consent of Holders who hold not less than a majority of the aggregate principal amount of such Securities outstanding as of the Record Date, either voting by series (a “By Series Consent”) or together as a single class with the Holders of all other Securities issued under the applicable Indenture (a “By Indenture Consent”), in each case as set forth in the table on the cover of this Statement.  The requisite consent in respect of any series of Securities as described above is referred to herein as a “Requisite Consent.”

The outstanding aggregate principal amount of each series of Securities as of the Record Date is set forth in the table on the cover of this Statement. For purposes of soliciting Consents, each Indenture provides that Securities outstanding excludes Securities owned by the issuer or by any obligor on such series or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the issuer as of the applicable record date. None of the Securities of any series is owned by Time Warner, by any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Time Warner as of the Record Date.

If the Requisite Consent in respect of any series of Securities is obtained and the Supplemental Indenture in respect of such series of Securities is executed and delivered by the parties thereto (a “Consenting Series”), all Holders of such Consenting Series, including the non-consenting Holders, will be bound by the Proposed Amendments to the relevant Indenture and shall, on and after the HBO Guarantee Issue Date, be entitled to all rights and privileges under the HBO Guarantee, but the non-consenting Holders will not be entitled to receive the applicable Consent Payment.

Time Warner shall (i) make the Consent Payment to any Holder delivering a Consent with respect to any series of Securities only after the Requisite Consent has been received with respect to such series of Securities and the relevant Supplemental Indenture with respect to such series of Securities has been executed and delivered and (ii) cause the issuance of the HBO Guarantee with respect to such Consenting Series only on the HBO Guarantee Issue Date as described in this Statement and as required under the Supplemental Indentures.

Irrespective of whether the Requisite Consent is received or the Proposed Amendments are adopted as to any series of Securities, the Securities will continue to be outstanding in accordance with all other terms of the Indentures and the Securities.  Under no circumstances should any person tender or deliver any Securities with their Consent Letter.

Extension and Termination of the Consent Solicitation

Time Warner reserves the right to extend the Expiration Date, including on a daily basis, in respect of any or all series of Securities, at any time and from time to time in its sole discretion.

The Consent Solicitation may be terminated with respect to any or all series of Securities at any time (including after the Expiration Date and prior to the execution and delivery of a Supplemental Indenture with respect to such series of Securities) in the sole discretion of Time Warner, whether or not the Requisite Consent in respect of any series of Securities has been received.  If the Consent Solicitation in respect of any series of Securities is so terminated by Time Warner, no Consent Payments in respect of such series of Securities will be made, irrespective of whether the Requisite Consent with respect to such series of Securities was received, and the Proposed Amendments will not be adopted and the HBO Guarantee will not be issued with respect to such series of Securities.

Eligibility to Consent and Revocation Rights

Only those persons in whose name Securities were registered (“Holders”) in the register maintained by the Trustee as of the Record Date will be eligible to deliver a Consent and, upon the terms and subject to the conditions set forth in this Statement and in the Consent Letter, receive Consent Payments. With respect to Securities registered in the name of The Depository Trust Company (“DTC”) or its nominee, the DTC Participants (including brokers, banks and other participants in DTC), rather than DTC, must execute and deliver a Consent. DTC will authorize DTC Participants whose names appear on a security position listing as the owner of Securities as of the Record Date to deliver a Consent as if they were Holders of the Securities then held of record for such DTC Participants in the name of DTC or in the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holders” also applies to DTC Participants for whom DTC held Securities as of the Record Date.

The transfer of Securities after the Record Date will NOT have the effect of revoking any Consent theretofore properly received by the Information and Tabulation Agent. Each Consent properly received by the Information and Tabulation Agent will be counted notwithstanding any transfer of the Securities to which such Consent relates, unless the procedure for revoking Consents described in this Statement has been complied with. The Consent Payment will be paid to Holders as of the Record Date only, notwithstanding any subsequent transfer of the Securities to which such Consents relate.

Consents with respect to any series of Securities can be revoked only in accordance with the procedures set forth in this Statement prior to, and, if not revoked, will become irrevocable upon, the Withdrawal Deadline, which, with respect to any series of Securities, is the earlier of (i) 5:00 p.m., New York City time, on April 15, 2009 and (ii) the time at which the Requisite Consent for such series of Securities has been received.

Other Information to Consider

    Time Warner, the Information and Tabulation Agent and the Solicitation Agents do not make any recommendation as to whether or not the Holders should consent to the adoption of the Proposed Amendments.

        This Statement and the prospectus in the Registration Statement (as defined herein) contain and incorporate by reference important information which should be read before a decision is made with respect to the delivery of Consents.  No person has been authorized to provide any information or to make any representations other than those contained herein and in the prospectus in the Registration Statement and, if given or made, such information or representations must not be relied upon as having been authorized.

    This Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.  The delivery of this Statement at any time shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in our affairs since the date hereof.

        This Statement is solely for the purposes of the Consent Solicitation.

       The filing of this Statement as a free writing prospectus with the Commission will not result in the Securities being registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).

       THIS STATEMENT AND THE RELATED CONSENT LETTER, AND THE SECURITIES BEING OFFERED PURSUANT TO THE REGISTRATION STATEMENT, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS CONTEMPLATED HEREBY NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS STATEMENT AND THE RELATED CONSENT LETTER.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

v

Page

IMPORTANT INFORMATION

      THIS STATEMENT AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN, AND THE CONSENT LETTER ACCOMPANYING THIS STATEMENT, CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THIS CONSENT SOLICITATION.

       Each Holder desiring to deliver its Consent should complete, sign and date the Consent Letter included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Information and Tabulation Agent at its address set forth on the back cover hereof for receipt on or prior to the Expiration Date. Only Holders on the Record Date will be eligible to deliver Consents with respect to the adoption of the Proposed Amendments and, upon the terms and subject to the conditions set forth in this Statement and in the Consent Letter, receive Consent Payments.  A beneficial owner of Securities who is not the Holder of such Securities (for example, a holder whose Securities are registered in the name of a nominee such as a brokerage firm) must arrange with such Holder to execute and deliver a Consent Letter on such beneficial owner’s behalf. A Letter of Instruction is included in the Consent Solicitation materials provided with this Statement for this purpose.

       With respect to Securities registered in the name of DTC or a nominee of DTC, DTC Participants, rather than DTC, must execute and deliver a Consent.  DTC will authorize DTC Participants whose names appear on a security position listing as the owner of Securities as of the Record Date to deliver a Consent as if they were Holders of the Securities then held of record for such DTC Participants in the name of DTC or in the name of its nominee.  Accordingly, for purposes of this Statement, the term “Holders” includes DTC Participants for whom DTC held Securities as of the Record Date.

       This Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.  The delivery of this Statement at any time shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in our affairs since the date hereof.

       Any questions or requests for assistance or for additional copies of this Statement, the Consent Letter or related documents may be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover of this Statement. A Holder may also contact the Solicitation Agents at their telephone numbers set forth on the back cover of this Statement or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

       CONSENT LETTERS SHOULD BE SENT TO THE INFORMATION AND TABULATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS STATEMENT AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. HOLDERS OF SECURITIES SHOULD NOT DELIVER CONSENTS TO TIME WARNER, THE TRUSTEE OR THE SOLICITATION AGENTS AT ANY TIME.

       UNDER NO CIRCUMSTANCES SHOULD ANY HOLDER TENDER OR DELIVER SECURITIES TO TIME WARNER, THE INFORMATION AND TABULATION AGENT, THE SOLICITATION AGENTS, THE TRUSTEE OR ANY OTHER PERSON IN CONNECTION WITH THE CONSENT SOLICITATION.

WHERE YOU CAN FIND MORE INFORMATION

       Time Warner files annual, quarterly and current reports, proxy statements and other information with the Commission. In addition, Time Warner and Home Box Office have filed a registration statement on Form S-3 in respect of the HBO Guarantee on April 6, 2009 (the “Registration Statement”). You may obtain such Commission filings and the Registration Statement from the Commission’s Website at http://www.sec.gov. You can also read and copy these materials at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Commission’s public reference room by calling the Commission at 1-800-SEC-0330. You can also obtain information about Time Warner at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. AOL LLC, Historic TW, TBS and Home Box Office do not file separate reports, proxy statements or other information with the Commission under the Exchange Act.

       The Indentures are filed as exhibits to certain of Time Warner’s periodic reports, and the forms of the Supplemental Indentures and the HBO Guarantee Supplements are filed as exhibits to the Registration Statement. Statements made in this Statement concerning the provisions of any Indenture, Supplemental Indenture, HBO Guarantee Supplement or of any other contract, agreement or other document are not necessarily complete. With respect to each such statement concerning an Indenture, Supplemental Indenture, HBO Guarantee Supplement, contract, agreement or other document filed or furnished with the Commission, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

INCORPORATION BY REFERENCE

       The following documents have been filed by Time Warner with the Commission and are incorporated by reference into this Statement:

●	Registration Statement on Form S-3 filed by Time Warner and Home Box Office in relation to the HBO Guarantee filed on April 6, 2009;

●
Annual report on Form 10-K for the year ended December 31, 2008 (filed February 20, 2009), and including portions of the proxy statement to be filed in connection with the 2009 annual meeting of stockholders to the extent specifically incorporated by reference therein (collectively, the “2008 Form 10-K”); and

●	Current reports on Form 8-K filed on February 27, 2009, March 13, 2009, March 18, 2009, March 23, 2009, March 26, 2009, March 30, 2009 and April 6, 2009.

FORWARD-LOOKING STATEMENTS

       This document contains, or incorporates by reference, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, particularly statements anticipating future growth in revenues, Operating Income (Loss) before Depreciation and Amortization and cash from operations. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances, and Time Warner is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

       Various factors could adversely affect our operations, business or financial results or our business segments in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in Item 1A, “Risk Factors,” in Part I of the 2008 Form 10-K, and our other filings made from time to time with the Commission. In addition, we operate in highly competitive, consumer and technology-driven and rapidly changing media, entertainment and interactive services businesses. These businesses are affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors.

       Further, for us generally, lower than expected valuations associated with the cash flows and revenues at our segments may result in our inability to realize the value of recorded intangibles and goodwill at those segments. In addition, achieving our financial objectives, including growth in operations, maintaining financial ratios and a strong balance sheet, could be adversely affected by the factors discussed in detail in Item 1A, “Risk Factors,” in Part I of the 2008 Form 10-K, as well as:

●	a longer than anticipated continuation of the current economic slowdown or further deterioration in the economy;

●	decreased liquidity in the capital markets, including any reduction in the ability to access the capital markets for debt securities or bank financings;

●	the impact of terrorist acts and hostilities;

●	changes in our plans, strategies and intentions;

●	the impacts of significant acquisitions, dispositions and other similar transactions; and

●	the failure to meet earnings expectations.

SUMMARY

The following summary is qualified in its entirety by the more detailed information contained elsewhere and incorporated by reference in this Statement and in the Consent Letter. Capitalized terms used and not defined herein have the respective meanings assigned to them in this Statement or in the Indentures. In this Statement, “we,” “us” and “our” refer to Time Warner and its subsidiaries collectively or, if the context so requires, Time Warner individually.

The Soliciting Company	Time Warner Inc.

Information about the Securities	Indenture/ Issuer/ Guarantors(1)/Requisite Consent(2)	Debt Security Description	CUSIP No.
	1992 HTW Indenture Issuer: Historic TW(3) Guarantors: Time Warner, AOL LLC, Historic TW(4) and TBS Requisite Consent: By Series Consent	9.125% Debentures due 2013	887315AK5

	1993 HTW Indenture Issuer: Historic TW(3) Guarantors: Time Warner, AOL LLC, Historic TW(4 and TBS Requisite Consent: By Series Consent	8.05% Debentures due 2016	887315BA6
		7.25% Debentures due 2017	887315BJ7
		9.15% Debentures due 2023	887315AM1
		7.57% Debentures due 2024	887315BH1
		6.85% Debentures due 2026	887315BB4
		6.95% Debentures due 2028	887315BM0
		8.30% Discount Debentures due 2036	887315AZ2

1993 TBS Indenture Issuer: TBS Guarantors: Time Warner, AOL LLC and Historic TW(5) Requisite Consent: By Indenture Consent	8.375% Senior Notes due 2013	900262AR7

	1998 HTW Indenture Issuer: Historic TW(4) Guarantors: Time Warner, AOL LLC, Historic TW(3) and TBS Requisite Consent: By Indenture Consent	6.875% Debentures due 2018	887315AY5
		6.625% Debentures due 2029	887315BN8

	2001 TWX Indenture Issuer: Time Warner Guarantors: AOL LLC, Historic TW(5) and TBS Requisite Consent: By Indenture Consent	6.75% Notes due 2011	00184AAB1
		6.875% Notes due 2012	00184AAF2
		7.625% Debentures due 2031	00184AAC9
		7.70% Debentures due 2032	00184AAG0

(1) Includes current direct and indirect guarantors under the relevant Indenture.
(2) The outstanding aggregate principal amount of each series of Securities as of the Record Date is set forth on the cover of this Statement.
(3) In its capacity as successor to TWCI.
(4) In its own capacity and not as successor to TWCI.
(5) In its own capacity and in its capacity as successor to TWCI.

The Consent Solicitation
We are soliciting Consents to amend the Covenant in each Indenture that provides that none of the issuer or the guarantors under such Indenture shall convey or transfer its properties and assets substantially as an entirety to any person, unless certain conditions are met. The Proposed Amendments will provide that AOL LLC may convey or transfer its properties and assets substantially as an entirety without complying with such conditions (but subject to the concurrent or prior issuance of the HBO Guarantee, as described herein), unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the issuer and the guarantors (under the relevant Indenture) and their respective subsidiaries, taken as a whole, substantially as an entirety.

Consent Payments
Upon the terms and subject to the conditions set forth in this Statement and in the Consent Letter, only a Holder of Securities as of the Record Date, in respect of which there has been properly delivered and not revoked a Consent on or prior to the Expiration Date, will be entitled to receive a Consent Payment. Consent Payments will be payable promptly following the Expiration Date and the satisfaction or waiver of the other conditions set forth herein.

Conditions to Consent Payments
Time Warner’s obligation to pay the Consent Payments pursuant to this Consent Solicitation for any series of Securities is conditioned upon (i) the receipt of the Requisite Consent for such series of Securities and (ii) the execution and delivery of the relevant Supplemental Indenture with respect to such Consenting Series.  The Consent Payments do not depend on the issuance of the HBO Guarantee, which would be issued subsequent to the consummation of the Consent Solicitation under the circumstances described herein.  See “HBO Guarantee Issue Date” below.  Subject to our right to terminate this Consent Solicitation with respect to any or all series of Securities in accordance with the terms set forth in this Statement, we currently intend to execute and deliver the Supplemental Indenture in respect of any Consenting Series promptly following the receipt of the Requisite Consent for such series.

HBO Guarantee
With respect to any Consenting Series in respect of which a Supplemental Indenture is executed, and under the circumstances described below, Time Warner will cause its wholly owned subsidiary, Home Box Office, to guarantee the full and punctual payment of all the monetary obligations and the full and punctual performance within applicable grace periods of all other obligations (including obligations to the trustee) of Historic TW under the relevant Indenture relating to such Consenting Series, as described herein.

HBO Guarantee Issue Date
Time Warner’s obligation to cause the HBO Guarantee to be issued pursuant to this Consent Solicitation for any series of Securities is subject to the receipt of the Requisite Consent with respect to such series of Securities and the adoption of the Proposed Amendments to the Indenture governing such Consenting Series pursuant to the execution and delivery of the relevant Supplemental Indenture. The Proposed Amendments provide that, in order for AOL LLC to convey or transfer its properties and assets substantially as an entirety in a transaction that does not comply with the conditions contained in the Covenant as currently in effect, the HBO Guarantee Supplements must be executed and delivered, and the HBO Guarantee must be issued, prior to, or concurrently with, such conveyance or transfer. The HBO Guarantee will be issued only in connection with such a transaction.

Consent Procedure
Only Holders on the Record Date will be eligible to deliver Consents with respect to the adoption of the Proposed Amendments and receive Consent Payments, upon the terms and subject to the conditions set forth in this Statement and in the Consent Letter.  A beneficial owner of Securities who is not the Holder of such Securities (for example, a holder whose Securities are registered in the name of a nominee such as a brokerage firm) must arrange with such Holder to execute and deliver a Consent Letter on such beneficial owner’s behalf (a Letter of Instruction is included in the Consent Solicitation materials provided with this Statement for this purpose).

Requisite Consent
Adoption of the Proposed Amendments with respect to each series of Securities requires either (i) a “By Series Consent”, which means the consent of Holders who hold not less than a majority of the outstanding aggregate principal amount of the Securities of such series, or (ii) a “By Indenture Consent”, which means the consent of Holders who hold not less than a majority of the outstanding aggregate principal amount of all series of Securities issued under the applicable Indenture, voting together as a single class.  The Requisite Consent for each series of Securities is set forth in the table above.

Consequences to Non-Consenting Series
If the Requisite Consent in respect of any series of Securities is not obtained or a Supplemental Indenture in respect of such series of Securities is not executed and delivered, the Holders of such series of Securities will not be entitled to receive the applicable Consent Payment, the Proposed Amendments to the relevant Indenture will not be adopted and the HBO Guarantee will not become issuable with respect to such non-Consenting Series.  Accordingly, Holders of such non-Consenting Series will not be eligible to exercise the rights and privileges under the HBO Guarantee if and when it is issued in respect of any other series of Securities.

Record Date	5:00 p.m., New York City time, on April 2, 2009.

Expiration Date
The Consent Solicitation expires at 5:00 p.m., New York City time, on April 15, 2009, or at such later time and date to which the Consent Solicitation is extended.  The Expiration Date may be extended with respect to any or all series of Securities by Time Warner in its sole discretion.

Withdrawal Deadline with respect to any Series of Securities

Consents with respect to any series of Securities may only be revoked prior to the earlier of (i) 5:00 p.m., New York City time, on April 15, 2009 and (ii) the time at which the Requisite Consent for such series of Securities has been received.

Revocation of Consents
Consents can be revoked only by delivering a written notice of revocation to the Information and Tabulation Agent prior to the Withdrawal Deadline. Any Holder who properly revokes a Consent will not receive a Consent Payment, unless and until a subsequent Consent from such Holder has been properly received and not thereafter revoked.  The transfer of Securities after the Record Date will NOT have the effect of revoking any Consent theretofore properly received by the Information and Tabulation Agent.  Each Consent properly received by the Information and Tabulation Agent will be counted notwithstanding any transfer of the Securities to which such Consent relates, unless the procedure for revoking Consents described in this Statement has been complied with.

Certain United States Federal Income Tax Consequences

We believe the only U.S. Federal income tax consequence to Holders of adoption of the Proposed Amendments should be that the full amount of the Consent Payment will be subject to taxation as ordinary income to those non-tax exempt Holders who receive it.  See “Certain United States Federal Income Tax Consequences.”

Information; Assistance; Additional Materials

Questions regarding the Consent Solicitation should be directed to the Solicitation Agents at their respective addresses and telephone numbers set forth on the back cover of this Statement.

Questions regarding the procedure for consenting as well as requests for assistance or additional copies of this Statement or the Consent Letter should be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover of this Statement.

Notices
Any extension, waiver, termination or amendment of the Consent Solicitation, notice of receipt of a Requisite Consent, or any delay in making Consent Payments, will be followed as promptly as practicable by a public announcement by issuing a release to Business Wire, or comparable news service, to the extent required by law.

Delivery of Consents
Each Consent Letter should be delivered to the Information and Tabulation Agent (and not to Time Warner or the Solicitation Agents) at or prior to 5:00 p.m., New York City time, on the Expiration Date to its address set forth on the Consent Letter.

Solicitation Agents	Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

Information and Tabulation Agent	D.F. King & Co., Inc.

 TIME WARNER

General

Time Warner is a leading media and entertainment company. Time Warner classifies its businesses into the following four reporting segments:

•	AOL, consisting principally of interactive consumer and advertising services;

•	Filmed Entertainment, consisting principally of feature film, television and home video production and distribution;

•	Networks, consisting principally of cable television networks that provide programming; and

•	Publishing, consisting principally of magazine publishing.

At December 31, 2008, Time Warner had a total of approximately 87,000 employees.

Time Warner completed the legal and structural separation of Time Warner Cable Inc. (together with its subsidiaries, “TWC”) in the first quarter of 2009 and, as of 8:00 p.m. on March 12, 2009, no longer consolidates TWC’s operations for purposes of its own financial reporting.

The following chart shows a summary of the corporate organization of Time Warner and its direct and indirect ownership interests in its principal subsidiaries. This chart reflects the separation of TWC and does not show all subsidiaries, including certain intermediary subsidiaries. It is included in order to help illustrate the current issuers and guarantors under each of the Indentures, which are printed in bold.

Time Warner Inc. 100% 100% Historic TW Inc. TW AOL Holdings Inc. 2.5% 100% 100% 100% 92.5% Home Box Office, Inc. Warner Bros. Entertainment Inc. Turner Broadcasting System, Inc. AOL Holdings LLC 5% Google Inc. 100% 100% Time Inc. AOL LLC
        The following is a brief description of Time Warner and the other issuers and the guarantee structure of the Securities issued under each of the Indentures. The guarantee structure for the Securities was established to ensure that the financial risks associated with investing in the unsecured debt of any of Time Warner, Historic TW, TBS and AOL LLC were substantially the same. Under these arrangements, each of Time Warner, Historic TW, TBS and AOL LLC effectively guaranteed the public debt of one another. These arrangements were entered into from 1996 to 1998 and in 2001.

Time Warner

Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries, which include the other issuers and guarantors.  Its principal executive office, and that of its subsidiaries, except as noted below, is located at One Time Warner Center, New York, New York 10019-8016, telephone (212) 484-8000. Prior to October 16, 2003, it was known as AOL Time Warner Inc.

The 2001 TWX Indenture

Time Warner is the issuer of the Securities under the 200l TWX Indenture. AOL LLC and Historic TW (in its own capacity and as successor to TWCI) guarantee such Securities. TBS guarantees Historic TW’s guarantee of such Securities.

Historic TW

Historic TW is a wholly owned subsidiary of Time Warner. Between October 1996 and October 2003, it was named Time Warner Inc. Historic TW is a holding company with the same business interests as Time Warner, except that it does not have an ownership interest in AOL LLC’s interactive services businesses. It derives its operating income and cash flow from its investments in its subsidiaries, which include TBS.

TWCI was a wholly owned, indirect subsidiary of Time Warner and was the original issuer of the Securities under the 1992 HTW Indenture and the 1993 HTW Indenture.  On February 24, 2009, TWCI was merged into Historic TW, with Historic TW being the surviving entity (the “TWCI Merger”). As a result of the TWCI Merger, Historic TW assumed all rights and obligations of TWCI (a) as issuer under the 1992 HTW Indenture and the 1993 HTW Indenture and as guarantor under the 1993 TBS Indenture through supplemental indentures executed and delivered with respect to each such Indenture and (b) as guarantor under the 1998 HTW Indenture and the 2001 TWX Indenture in accordance with the terms of the relevant Indentures.

The 1992 HTW Indenture and the 1993 HTW Indenture

As a result of the TWCI Merger, Historic TW, in its capacity as successor to TWCI, is the issuer of the Securities under the 1992 HTW Indenture and the 1993 HTW Indenture.  TBS and Historic TW (in its own capacity and not as successor to TWCI) guarantee such Securities.  Additionally, Historic TW (in its own capacity and not as successor to TWCI) guarantees TBS’s obligations with respect to the Securities issued under these two Indentures and Time Warner and AOL LLC guarantee Historic TW’s obligations with respect to such Securities.

The 1998 HTW Indenture

Historic TW is the issuer of the Securities under the 1998 HTW Indenture. Time Warner, AOL LLC, Historic TW (in its capacity as successor to TWCI) and TBS guarantee such Securities. Additionally, Time Warner guarantees AOL LLC’s obligations with respect to such Securities.

TBS

TBS is a wholly owned, indirect subsidiary of Time Warner. The primary activities of TBS and its subsidiaries include the operation of cable networks. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments.

The 1993 TBS Indenture

TBS is the issuer of the Securities under the 1993 TBS Indenture. Historic TW (including in its capacity as successor to TWCI) guarantees such Securities. Additionally, Time Warner and AOL LLC guarantee Historic TW’s guarantee of such Securities.

TW AOL Holdings Inc. and AOL LLC

TW AOL Holdings Inc., a Virginia corporation (“TW AOL”), is a wholly owned subsidiary of Time Warner. It derives its operating income and cash flow from its principal operating subsidiary, AOL LLC.  AOL LLC (directly and through its subsidiaries) operates a leading network of web brands and one of the largest Internet access subscription services in the United States.

TW AOL was formed as a holding company for the AOL business in connection with an investment by Google Inc. (“Google”) in the AOL business in April 2006. At that time, America Online, Inc. was converted into a Delaware limited liability company and its name was changed to AOL LLC. Google acquired a 5% interest in TW AOL’s direct subsidiary, AOL Holdings LLC. AOL LLC is a wholly owned subsidiary of AOL Holdings LLC.  TW AOL is neither an issuer nor a guarantor under any of the Indentures.

The business of AOL LLC is described further under “Background of the Proposed Amendments.”

The 2006 TWX Indenture

In 2006, Time Warner issued securities under an indenture dated November 13, 2006 (the “2006 TWX Indenture”) that are guaranteed by Historic TW (in its own capacity and as successor to TWCI) and TW AOL. TBS guaranteed the obligations of Historic TW under its guarantee. The securities issued under the 2006 TWX Indenture are not guaranteed by AOL LLC and are not included in the Securities that are the subject of this Consent Solicitation.

Home Box Office and the Proposed HBO Guarantee

Home Box Office is an indirect, wholly owned subsidiary of Historic TW, which in turn is a wholly owned subsidiary of Time Warner.

As of the date hereof, Home Box Office is not an obligor under any Indenture and does not guarantee the debt under any of Time Warner’s credit facilities. With respect to any Consenting Series in respect of which a Supplemental Indenture is executed, and prior to, or concurrently with, the conveyance or transfer by AOL LLC of its properties and assets substantially as an entirety without compliance with the conditions contained in the Covenant as currently in effect, Time Warner will cause Home Box Office to guarantee the full and punctual payment of all the monetary obligations and the full and punctual performance within applicable grace periods of all other obligations (including obligations to the trustee) of Historic TW under the relevant Indenture relating to such Consenting Series, as described herein.

Home Box Office operates the “HBO” and “Cinemax” premium pay television services, with the HBO service ranking as the most widely distributed premium pay television service in the United States. HBO and Cinemax had approximately 40.9 million domestic subscriptions as of December 31, 2008. Both HBO and Cinemax are made available in high definition on a number of multiplex channels. Home Box Office also offers “HBO On Demand” and “Cinemax On Demand”, subscription products that enable certain multi-channel video customers who subscribe to the HBO and Cinemax services to view programs at a time of their choice.

A major portion of the programming on HBO and Cinemax consists of recently released, uncut and uncensored theatrical motion pictures. It has been the practice of Home Box Office to negotiate licensing agreements of varying duration with major motion picture studios and independent producers and distributors in order to ensure continued access to such films. These agreements typically grant pay television exhibition rights to recently released and certain older films owned by the particular studio, producer or distributor in exchange for negotiated fees, which may be a function of, among other things, the box office performances of the films.

HBO is also defined by its award-winning original dramatic and comedy series, such as True Blood, The Sopranos, Entourage and Curb Your Enthusiasm, as well as movies, mini-series, boxing matches and sports news programs, comedy specials, family programming and documentaries. In 2008, among other awards, HBO won 26 Primetime Emmys®, the most of any network, as well as eight Sports Emmys®.

       Home Box Office and its subsidiaries also generate revenues from the exploitation of Home Box Office’s original programming through multiple distribution outlets. HBO Services Inc., a wholly owned subsidiary of Home Box Office, markets a variety of Home Box Office’s original programming on DVD. Home Box Office licenses its original series, such as The Sopranos and Sex and the City, to basic cable channels and has also licensed Sex and the City in syndication. The Home Box Office-produced show Everybody Loves Raymond, which aired for nine seasons on broadcast television, is currently in syndication as well. The content produced by Home Box Office is also distributed by Apple Inc. through its online iTunes stores in the United States and the United Kingdom as well as on various mobile telephone platforms.

In addition, through three television joint ventures, HBO-branded services are distributed in more than 50 countries in Latin America, Asia and Central Europe, with Warner Communications Inc. (which is a wholly owned subsidiary of Time Warner but not a subsidiary of Home Box Office) owning the interests in the Latin America and Asia joint ventures and Home Box Office owning the interest in the Central European joint venture.

The following table sets forth selected financial data for Home Box Office (excluding its subsidiaries, except to the extent its equity in such subsidiaries is reflected in Total Assets) for the year ended December 31, 2008.  The following information should be read together with Time Warner’s consolidated financial statements and the notes related to those statements and “Management’s Discussion and Analysis of  Results of Operations and Financial Condition”, in each case in Time Warner’s Annual Report on Form 10-K for the year ended December 31, 2008, and the condensed consolidating financial statements included in the Registration Statement, all of which are incorporated by reference into this Statement.  The information set forth below is not necessarily indicative of the results of future operations.

Year Ended December 31, 2008 (millions)

Revenue	$3,703
Depreciation	40
Amortization	2
Operating Income	1,166
Total Assets (at period end)	11,083[1]
Total Liabilities (at period end)	660

        1 Includes $7.3 billion of goodwill and $1.4 billion of intangible assets.

BACKGROUND OF THE PROPOSED AMENDMENTS

The purpose of this Consent Solicitation is to provide Time Warner with greater flexibility in considering its strategic alternatives with respect to AOL LLC.

AOL LLC (together with its subsidiaries, “AOL”) operates a global web services business, which is comprised of its Platform-A, MediaGlow and People Networks business units (the “Global Web Services Business”). Platform A sells advertising services worldwide on both the AOL Network and third-party Internet sites, referred to as the “Third Party Network”. MediaGlow and People Networks develop and operate the “AOL Network”, which includes a leading network of web brands, free client software and services and a social media network for Internet consumers. In addition, AOL operates one of the largest Internet access subscription services in the United States (the “Access Services Business”).

AOL has transitioned from a business that was primarily focused on generating subscription revenues to one that is focused on attracting and engaging Internet consumers and providing advertising services on both the AOL Network and the Third Party Network. In addition to growing its Global Web Services Business, AOL is focused on managing its declining subscriber base and related cost structure in its Access Services Business.

In late January 2009, Google exercised its right to request that AOL Holdings LLC (the immediate parent company of AOL LLC) register Google’s 5% equity interest for sale in an initial public offering. Time Warner has the right, but not the obligation, to purchase Google’s equity interest in AOL Holdings LLC for cash or shares of Time Warner common stock based on the appraised fair market value of the equity interest in lieu of conducting an initial public offering. Time Warner has not yet determined in which manner it will proceed.

On March 12, 2009, Time Warner announced that it has hired Timothy Armstrong, formerly Senior Vice President of Google, to serve as Chairman and Chief Executive Officer of AOL LLC, effective in early April 2009. While at Google, Mr. Armstrong was a member of its Operating Committee and served as the president of Google’s Americas Operations.

Time Warner continues to review its strategic alternatives with respect to AOL, and Mr. Armstrong will have a key role in this review. These alternatives include spinning off to Time Warner’s stockholders the Global Web Services Business or the Access Services Business or both (separately or together), acquisitions of interests in related businesses, entering into joint ventures and other potential combinations, dispositions involving either or both of the Global Web Services Business and the Access Services Business and operating the two businesses as a single division or separate divisions on an on-going basis.  Although the Board of Directors of Time Warner has not made any decision, Time Warner currently anticipates, subject to the factors described below, that it would initiate a process to spin off one or more parts of the businesses of AOL LLC to Time Warner’s stockholders, in one or a series of transactions.  Based on the results of this review, future market conditions or the availability of more favorable strategic opportunities that may arise before a transaction is completed, however, Time Warner may decide to pursue an alternative other than a spin-off with respect to either or both of AOL’s businesses.  Time Warner currently has no agreement or understanding to sell or otherwise transfer AOL LLC’s properties and assets substantially as an entirety or with respect to either of its businesses.

Time Warner believes that a variety of transactions, including a spin-off of either or both the Global Web Services Business and the Access Services Business, or the sale or merger of either or both businesses, could be implemented without the adoption of the Proposed Amendments, including transactions that would not require transfer or assumption of the AOL LLC guarantee by the successor entity.  The Proposed Amendments simplify the execution of the strategic options available to Time Warner.

In the event that the Proposed Amendments are not adopted pursuant to this Consent Solicitation with respect to any or all series of Securities, Time Warner will retain the ability to implement strategic alternatives with respect to AOL LLC in accordance with the terms of the Indentures for such non-Consenting Series, including but not limited to (i) transferring or conveying the assets and properties of AOL LLC substantially as an entirety by way of a spin-off or sale with the successor entity assuming the guarantee obligations of AOL LLC in accordance with the relevant Indentures, (ii) transferring, including by way of a spin-off or sale, one or more portions of the properties or assets of AOL LLC, such as a transfer of one of the Global Web Services Business and the Access Services Business, or separate transfers of both businesses, or (iii) merging AOL LLC with Time Warner or another subsidiary of Time Warner with the successor entity assuming the guarantee obligations of AOL LLC in accordance with the relevant Indentures, and thereafter transferring or conveying the assets and properties of AOL LLC in part or substantially as an entirety by way of a spin-off or sale, with Time Warner or the applicable subsidiary retaining the guarantee. In the event that such a strategic alternative is undertaken in accordance with the relevant Indentures and without the adoption of the Proposed Amendments in respect of a non-Consenting Series of Securities, no HBO Guarantee will be issued, and no Consent Payment will be made, in connection therewith with respect to such non-Consenting Series.

THE PROPOSED AMENDMENTS

Set forth below is a description of the provisions of the Indentures relating to the Consenting Series that would be amended by the Proposed Amendments, which description is qualified in its entirety by reference to the forms of the Supplemental Indentures, copies of which are filed as exhibits to the Registration Statement and can also be obtained without charge from the Information and Tabulation Agent. Capitalized terms not otherwise defined in this Statement have the meanings assigned to them in the relevant Indentures.

General

Regardless of whether the Proposed Amendments become operative, the Securities of the Consenting Series will continue to be outstanding in accordance with all other terms of the Securities and the relevant Indentures. The changes included in the Proposed Amendments will not alter the relevant issuer’s obligation to pay the principal or interest on the Securities, the guarantors’ (other than AOL LLC’s) obligations under the Indentures or alter the stated interest rate or maturity date provisions of the Securities of the Consenting Series.

If the Requisite Consent with respect to any series of Securities is received, it is currently expected that the Proposed Amendments will be adopted by execution and delivery of the relevant Supplemental Indenture by the relevant signatories thereto (subject to Time Warner’s right to terminate the Consent Solicitation with respect to any series of Securities prior to execution of the Supplemental Indenture with respect to such series as described herein). In addition to giving effect to the Proposed Amendments, the Supplemental Indentures will give effect to Time Warner’s obligation to cause the HBO Guarantee to be issued with respect to the Consenting Series of Securities in order for AOL LLC to be able to convey or transfer its properties and assets substantially as an entirety without complying with the conditions contained in the Covenant as currently in effect. Upon the execution and delivery of a Supplemental Indenture with respect to any series of Securities, we will irrevocably agree to pay the applicable Consent Payment to all Holders of such series of Securities who have validly delivered (and not validly revoked) their Consents in accordance with the procedure described in this Statement on or prior to the Expiration Date and will cause the issuance of the HBO Guarantee on the HBO Guarantee Issue Date with respect to such Securities under the circumstances described above.

The Proposed Amendments

Under the Indentures as in effect today, the issuer and the guarantors under each Indenture may not convey or transfer their respective properties and assets substantially as an entirety, unless: (i) the transferee that acquires by conveyance or transfer the properties and assets of such obligor substantially as an entirety is either (a) under the 2001 TWX Indenture, the 1998 HTW Indenture and the 1992 HTW Indenture only, the issuer, (b) under the 2001 TWX Indenture only, a guarantor or (c) under each of the Indentures, a person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and such person expressly assumes all the obligations of such obligor under the relevant Indenture by executing a supplemental indenture to the relevant Indenture; (ii) immediately after giving effect to such transaction, no Event of Default (as defined under the relevant Indenture), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iii) the issuer under the relevant Indenture has delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such conveyance or transfer and such supplemental indenture comply with the covenant and that all conditions precedent under the covenant relating to such transaction have been complied with (the “Covenant”).

The Proposed Amendments will provide that AOL LLC may convey or transfer its properties and assets substantially as an entirety without complying with the conditions of the Covenant as currently in effect (but subject to the concurrent or prior issuance of the HBO Guarantee), unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the issuer and the guarantors (under the relevant Indenture) and their respective subsidiaries, taken as a whole, substantially as an entirety.

       Because the issuer and the guarantors and their respective subsidiaries under each Indenture consist of Time Warner and its subsidiaries, adoption of the Proposed Amendments would mean that the Covenant would not apply to a conveyance or transfer by AOL LLC unless it resulted in or constituted a conveyance or transfer of the properties and assets of Time Warner and its subsidiaries, taken as a whole, substantially as an entirety.

As a result of the inclusion of Home Box Office as a guarantor under the relevant Indentures upon the execution and delivery of the HBO Guarantee Supplements with respect to the Consenting Series of Securities on the HBO Guarantee Issue Date, Home Box Office will become subject to the guarantor merger clause of the applicable Indentures that will require any successor to Home Box Office, including in the event Home Box Office merges with any other entity or conveys or transfers its properties and assets substantially as an entirety, to assume its guarantee.

The Supplemental Indentures

The Proposed Amendments will be adopted in accordance with the terms and conditions set forth in this Statement by the execution and delivery of the Supplemental Indentures by the parties thereto. Subject to our right to terminate this Consent Solicitation with respect to any or all series of Securities in accordance with the terms set forth in this Statement, we currently intend to execute and deliver the Supplemental Indenture in respect of each Consenting Series promptly following the receipt of the Requisite Consent for such series. In addition to giving effect to the Proposed Amendments, the Supplemental Indentures will give effect to Time Warner’s obligation to cause the HBO Guarantee to be issued under the circumstances described herein.

Annex A of this Statement sets forth the extracted text of certain material provisions of the Supplemental Indentures. The provisions set forth in Annex A do not represent all of the material provisions of the Supplemental Indentures that might be important to you and you are encouraged to review the forms of the Supplemental Indentures, copies of which are filed as exhibits to the Registration Statement and can also be obtained without charge from the Information and Tabulation Agent.

THE CONSENT SOLICITATION

Time Warner is soliciting Consents to adopt the Proposed Amendments upon the terms and subject to the conditions set forth in this Statement and in the Consent Letter.

Irrespective of whether the Proposed Amendments become effective as to any series of Securities, the Securities will continue to be outstanding in accordance with all other terms of the Indentures and the Securities. Under no circumstances should any person tender or deliver any Securities with their Consent Letter.

General

Time Warner is soliciting Consents to amend the Covenant in each Indenture that provides that none of the issuer or the guarantors under such Indenture shall convey or transfer its properties and assets substantially as an entirety to any person, unless certain conditions are met. The Proposed Amendments will provide that AOL LLC may convey or transfer its properties and assets substantially as an entirety without complying with such conditions (but subject to the concurrent or prior issuance of the HBO Guarantee, as described herein), unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the issuer and the guarantors (under the relevant Indenture) and their respective subsidiaries, taken as a whole, substantially as an entirety.

Requisite Consents

Adoption of the Proposed Amendments with respect to each series of Securities requires either (i) a “By Series Consent”, which means the consent of Holders who hold not less than a majority of the outstanding aggregate principal amount of the Securities of such series, or (ii) a “By Indenture Consent”, which means the consent of Holders who hold not less than a majority in aggregate principal amount of all series of Securities issued under such Indenture, voting together as a single class, as set forth in the table on the cover of this Statement. The outstanding aggregate principal amount of each series of Securities as of the Record Date is also set forth in the table on the cover of this Statement. No Securities are owned by Time Warner, by any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Time Warner as of the Record Date.

Time Warner shall (i) make the Consent Payment to any Holder delivering a Consent with respect to any series of Securities only after the Requisite Consent has been received with respect to such series of Securities and the relevant Supplemental Indenture with respect to such series of Securities has been executed and delivered and (ii) cause the issuance of the HBO Guarantee only on the HBO Guarantee Issue Date as described in this Statement and as required under the Supplemental Indentures.

Record Date

The Record Date for the determination of Holders entitled to give Consents pursuant to this  Consent Solicitation is 5:00 p.m., New York City time, on April 2, 2009.  This Statement and the accompanying Consent Letter are being sent to all Holders.  By executing a Consent, the Holder will be deemed to have waived any and all requirements under the applicable Indenture regarding the establishment of the Record Date, including any requirement that such date be established on or by a specific date or during a specific period prior to the Consent Solicitation.

Expiration Date; Extensions; Amendment

The Consent Solicitation expires at 5:00 p.m., New York City time, on April 15, 2009. Time Warner reserves the right to extend the Expiration Date (including on a daily basis), in respect of any or all series of Securities, at any time and from time to time in its sole discretion, until 5:00 p.m., New York City time, on the date on which the Requisite Consent has been received.  There can be no assurance that we would, under any particular circumstances, exercise our right to extend the Expiration Date.

    The Consent Solicitation may be terminated with respect to any or all series of Securities at any time (including after the Expiration Date and prior to the execution and delivery of a Supplemental Indenture with respect to such series of Securities) in the sole discretion of Time Warner, whether or not the Requisite Consent has been received.  If the Consent Solicitation in respect of any series of Securities is so terminated by Time Warner, no Consent Payments in respect of such series of Securities will be made, irrespective of whether the Requisite Consent was received, and the Proposed Amendments will not be adopted and the HBO Guarantee will not be issued with respect to such series of Securities.

Time Warner expressly reserves the right, in its sole discretion and at any time and from time to time, to: (i) waive any or all unsatisfied conditions of the Consent Solicitation as to any or all Holders; or (ii) amend the Consent Solicitation in any respect.

Any extension, waiver, termination or amendment of the Consent Solicitation, notice of receipt of any Requisite Consent or delay in making any Consent Payments, will be followed as promptly as practicable by public announcement by issuing a release to Business Wire, or comparable news service, to the extent required by law.

Consent Payments

Upon the terms and subject to the conditions set forth in this Statement and in the Consent Letter, we will pay to each Holder as of the Record Date who has properly delivered, and not revoked, a Consent on or prior to the Expiration Date, the Consent Payment, which shall be in the amount of $5.00 in cash for each $1,000 principal amount of Securities held on the Record Date by such Holder for which such Consent has been received.

Consent Payments will be payable promptly following the Expiration Date and the satisfaction or waiver of the other conditions set forth herein. Subject to our right to terminate this Consent Solicitation with respect to any or all series of Securities in accordance with the terms set forth in this Statement, we currently intend to execute and deliver the Supplemental Indenture in respect of any Consenting Series promptly following the receipt of the Requisite Consent for such series.

The Consent Payments will be made to each Holder entitled thereto pursuant to the terms hereof by check delivered by first class mail to the address specified in such Holder’s validly delivered and accepted Consent Letter or by wire transfer as specified in such Holder’s validly delivered and accepted Consent Letter.

Holders whose Consents are not received by the Information and Tabulation Agent on or prior to the Expiration Date will not be entitled to receive any Consent Payment. Under no circumstances will Time Warner make any Consent Payment to any Holder delivering a Consent with respect to any series of Securities unless and until (i) the Requisite Consent in respect of such series of Securities has been received and (ii) a Supplemental Indenture adopting the Proposed Amendments with respect to such series of Securities has been executed and delivered.

HBO Guarantee

With respect to any Consenting Series in respect of which a Supplemental Indenture is executed, on the HBO Guarantee Issue Date, Time Warner will cause its wholly owned subsidiary, Home Box Office, to guarantee the full and punctual payment of all the monetary obligations and the full and punctual performance within applicable grace periods of all other obligations (including obligations to the trustee) of Historic TW (in its own capacity and as successor to TWCI) under the relevant Indenture relating to such Consenting Series, as described herein.

In the event that Requisite Consents are received in respect of some but not all series of Securities, and Time Warner exercises its right to accept such Consents in relation to such Consenting Series and executes and delivers a Supplemental Indenture in respect of each such Consenting Series, the HBO Guarantee will be issued on the HBO Guarantee Issue Date only with respect to such Consenting Series.

        Time Warner reserves the right to delay the issuance of the HBO Guarantee to comply with any applicable law.

Conditions to Consent Payments and issuance of the HBO Guarantee

Our obligation to accept Consents and pay Consent Payments for any series of Securities is conditioned upon:

(i) the receipt of the Requisite Consent for such series of Securities; and

(ii) execution and delivery of the Supplemental Indenture for such series.

Our obligation to cause the issuance of the HBO Guarantee with respect to any series of Securities is subject to the receipt of the Requisite Consent and the adoption of the Proposed Amendments pursuant to the execution and delivery of the Supplemental Indenture with respect to such series. In addition, the HBO Guarantee will be issued only in connection with the conveyance or transfer by AOL LLC of its properties and assets substantially as an entirety without compliance with the conditions in the Covenant as currently in effect, as described herein.

Receipt of the Requisite Consent with respect to any series of Securities by the Information and Tabulation Agent will not obligate us to accept the Consents or obligate us or the Trustee to execute any Supplemental Indentures. The Consent Solicitation may be terminated with respect to any or all series of Securities at any time (including after the Expiration Date and prior to the execution and delivery of a Supplemental Indenture with respect to such series of Securities) in the sole discretion of Time Warner, whether or not the Requisite Consent with respect to such series of Securities has been received.

Consents in respect of a series of Securities will be deemed accepted by us at the time the Supplemental Indenture giving effect to the Proposed Amendments with respect to such series of Securities is executed and delivered.

If Time Warner, the Trustee and the other signatories thereto execute and deliver Supplemental Indentures with respect to all or any series of Securities in accordance with the terms hereof, the Proposed Amendments will be binding upon all Holders of such Consenting Series, whether or not such Holders have delivered Consents.

Consent Procedure

Only Holders on the Record Date will be eligible to deliver Consents with respect to the adoption of the Proposed Amendments and, upon the terms and subject to the conditions set forth in this Statement and in the Consent Letter, receive Consent Payments.  A beneficial owner of Securities who is not the Holder of such Securities (for example, a holder whose Securities are registered in the name of a nominee such as a brokerage firm) must arrange with such Holder to execute and deliver a Consent Letter on such beneficial owner’s behalf. A Letter of Instruction is included in the Consent Solicitation materials provided with this Statement for this purpose.

With respect to Securities registered in the name of DTC or a nominee of DTC, DTC Participants, rather than DTC, must execute and deliver a Consent. DTC will authorize DTC Participants whose names appear on a security position listing as the owner of Securities as of the Record Date to deliver a Consent as if they were Holders of the Securities then held of record for such DTC Participants in the name of DTC or in the name of its nominee.  Accordingly, for purposes of this Statement, the term “Holders” includes DTC Participants for whom DTC held Securities as of the Record Date.

Each Consent is a continuing Consent notwithstanding that registered ownership of the Securities to which such Consent relates is transferred subsequent to the Record Date, unless such Consent is properly revoked in accordance with the procedures described in this Statement.

        A Consent received by the Information and Tabulation Agent on or prior to the Expiration Date relating to any Securities will be deemed to revoke and supersede any Consent in respect of such Securities received on an earlier date.

A Consent Letter accompanies this Statement. To be effective, the Consent Letter must be executed by the Holder of the Securities to which such Consent Letter relates in the same manner as the Holder’s name appears on the certificate(s) evidencing such Securities.  If any certificate(s) evidencing such Securities are held of record as of the Record Date by two or more Holders, all such Holders must sign such Consent Letter.  If such Securities are registered in different names as of the Record Date, separate Consent Letters must be executed for each form of registration.  If a Consent Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate such capacity when signing and must submit with such Consent Letter appropriate evidence of authority to execute such Consent Letter.  In addition, if a Consent Letter relates to less than the aggregate principal amount of Securities registered in the name of the Holder then such Consent Letter must indicate the certificate number(s) (if held in certificated form) and aggregate principal amount of Securities to which such Consent Letter relates.  Otherwise, such Consent Letter will be deemed to relate to the entire principal amount of Securities registered in the name of such Holder.

The ownership of Securities shall be proven by the Trustee, as registrar of the Securities, in accordance with the provisions therefore contained in the applicable Indenture.  All questions as to the validity, form, eligibility (including time and receipt) and the acceptance of Consent Letters and revocations of Consents with respect to Securities will be resolved in the first instance by Time Warner, whose determination shall be binding, subject only to final review as may be prescribed by the Trustee in accordance with the applicable Indenture concerning proof of execution and ownership.  Time Warner reserves the absolute right to reject any or all Consent Letters and revocations that are not in proper form or the acceptance of which could, in the judgment of its counsel, be unlawful.  Time Warner also reserves the right, subject to final review as the Trustee may prescribe in accordance with the provisions of the applicable Indenture for proof of execution and ownership, to waive any irregularities or conditions of delivery as to particular Consent Letters or revocations.  Unless waived, any irregularities in connection with the deliveries must be cured within such time as Time Warner, in its sole discretion, determines.  Neither Time Warner, the Information and Tabulation Agent nor any other person shall be under any duty to provide notification of any such irregularities or waiver.  Neither Time Warner, the Information and Tabulation Agent nor any other person shall incur any liability for failure to give any such notification.  Deliveries of such Consent Letters or revocations will not be deemed to have been made until such irregularities have been cured or waived.  Time Warner’s interpretation of the terms and conditions of the Consent Solicitation shall be final and binding.

Except as otherwise provided herein with respect to Consent Letters, Consents, to be effective, must be properly dated, completed and executed and received by the Information and Tabulation Agent on or prior to the Expiration Date.  Except as otherwise provided herein, each Holder desiring to furnish a Consent Letter must complete, sign and date the accompanying Consent Letter (or a facsimile thereof) in accordance with the instructions set forth in this Statement and in the Consent Letter and mail, hand deliver or send by overnight courier or telecopy such Consent Letter and any other required documents to the Information and Tabulation Agent.  The method of delivery of all documents, including fully executed Consent Letters, is undertaken at the election and risk of the Holders delivering such Consent Letters.  Such delivery will be deemed made only when actually received by the Information and Tabulation Agent.  A signature guarantee, if required, must be made by a firm that is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or by a commercial bank or trust company having an office or correspondent in the United States.

If a Consent Letter is properly received by the Information and Tabulation Agent, then such Consent Letter will be deemed to constitute a “CONSENT” to the adoption of the Proposed Amendments, and the Holders of Securities as of the Record Date represented by such Consent Letter will be entitled to receive the Consent Payment in the manner and at the time and subject to the conditions, in each case, described herein.

        Each Consent Letter should be sent to the Information and Tabulation Agent at its address set forth on the cover of the Consent Letter.

Revocation of Consents

A Consent can be revoked only as described below unless otherwise agreed by us.  Any Holder who furnished a Consent can revoke such Consent as to the Securities or any portion of the Securities (in integral multiples of $1,000) to which such Consent relates only by filing a written notice of revocation with the Information and Tabulation Agent (as set forth above) prior to the Withdrawal Deadline. The transfer of Securities after the Record Date will NOT have the effect of revoking any Consent theretofore properly received by the Information and Tabulation Agent.  Each Consent properly received by the Information and Tabulation Agent will be counted notwithstanding any transfer of the Securities to which such Consent relates, unless the procedure for revoking Consents described below has been complied with.

A written notice of revocation, to be effective, must contain the name of the Holder, the certificate number(s) of the Securities (if held in certificated form) to which such revocation relates, the aggregate principal amount of Securities to which such revocation relates and the signature of the Holder furnishing such revocation (with such signature notarized or guaranteed as described above).

A revocation, to be effective, must be executed by the Holder of the Securities to which such revocation relates in the same manner as the name of such Holder appears on such Securities. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with such revocation appropriate evidence of authority to execute such revocation. A revocation shall be effective only as to the Securities listed on such revocation and only if such revocation complies with the revocation procedures set forth in this Statement. A beneficial owner of Securities who is not the Holder of such Securities must arrange with such Holder to execute and deliver on such beneficial owner’s behalf a revocation of any Consent already given with respect to such Securities in accordance with the procedures described in this Statement. A purported revocation that is not received by the Information and Tabulation Agent in a timely fashion and accepted as a valid revocation will not be effective to revoke a previously furnished Consent. We reserve the right to contest the validity of any revocations.

A person who has delivered a revocation may thereafter deliver a Consent by following the above described procedures at any time on or prior to the Expiration Date.

Information; Assistance; Additional Materials

Questions regarding the Consent Solicitation should be directed to the Solicitation Agents at their respective addresses and telephone numbers set forth in the back cover of this Statement. Questions regarding the procedure for delivering Consent Letters, as well as requests for assistance or additional copies of this Statement or the Consent Letter, should be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover of this Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary discussion of the certain U.S. Federal income tax consequences of adoption of the Proposed Amendments (and, if applicable, the subsequent issuance of the HBO Guarantee) for U.S. Holders and Non-U.S. Holders (as defined herein).  This summary is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

The summary does not attempt to address the U.S. Federal income tax consequences for all Holders, some of which may be subject to special rules (for example, banks and certain other financial institutions, real estate investment trusts, regulated investment companies, U.S. expatriates, life insurance companies, tax-exempt entities and dealers in securities or currencies).  This summary assumes that the Securities are held as “capital assets” within the meaning of Section 1221 of the Code.  No ruling has been or will be sought from the Internal Revenue Service (the “Service”) regarding any matter discussed below.  Accordingly, no assurance can be given that the Service will not challenge any of the U.S. Federal income tax consequences described below or that any such challenge, if made, would not be sustained by a court.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Securities that is, or is treated as, for U.S. Federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●
a corporation (including any entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. Federal income taxation regardless of its source; or

●
a trust if (A) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or (B) the trust has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. Federal income tax purposes) is a beneficial owner of Securities, the treatment of a partner in the partnership will generally depend on the status of the partner and on the activities of the partnership.  Partnerships holding Securities and the partners therein should consult their tax advisors regarding the tax consequences of adoption of the Proposed Amendments.

The term “Non-U.S. Holder” means a beneficial owner of Securities that is neither a U.S. Holder nor a partnership for U.S. Federal income tax purposes.

U.S. Holders

We believe that the only U.S. Federal income tax consequence of the adoption of the Proposed Amendments (and, if applicable, the subsequent issuance of the HBO Guarantee) to U.S. Holders should be that the full amount of the Consent Payment will be subject to tax as ordinary income to those U.S. Holders who receive it.

Holders are urged to consult their own tax advisors regarding the potential tax consequences of the adoption of the Proposed Amendments (and, if applicable, the subsequent issuance of the HBO Guarantee) to them.

        A U.S. Holder may, under certain circumstances, be subject to backup withholding, currently imposed at a rate of 28%, with respect to the Consent Payment, unless that U.S. Holder (i) is a corporation or is otherwise exempt and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a Consent Payment will be allowed as a credit against such U.S. Holder’s Federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

A Consent Payment received by a Non-U.S. Holder generally will be subject to U.S. Federal withholding tax imposed at a rate of 30% unless an exemption from withholding is applicable, for instance, because the Consent Payment is effectively connected with a trade or business carried on by the Non-U.S. Holder in the United States or because an income tax treaty applies.  To claim an exemption from this withholding, the Non-U.S. Holder must deliver to us (or any other person who is otherwise required to withhold U.S. Federal income tax) a properly executed Service Form W-8ECI or, as applicable, Service Form W-8BEN claiming such exemption.

If the Consent Payment is effectively connected with a trade or business carried on by the Non-U.S. Holder in the United States, the Consent Payment, although exempt from U.S. Federal withholding tax, will generally be subject to regular U.S. Federal income tax. In addition corporate Non-U.S. Holders receiving a Consent Payment that is effectively connected with the conduct of a trade or business within the United States may be subject to an additional “branch profits” tax at a 30% rate or a lower rate if specified by an applicable income tax treaty.

Other Tax Considerations

There may be other U.S. Federal, state, local or foreign tax considerations applicable to the particular circumstances of a Holder.  Accordingly, all Holders should consult with their own tax advisors as to any particular tax consequences to them of the Consent Payment.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE AND IS NOT A SUBSTITUTE FOR PROFESSIONAL TAX ADVICE. EACH HOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ADOPTION OF THE PROPOSED AMENDMENTS AND THE CONSENT PAYMENT.

THE SOLICITATION AGENTS

Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. have agreed to act as joint solicitation agents in connection with the Consent Solicitation.  The Solicitation Agents will solicit Consents and will each receive a customary fee for such services and, subject to certain limitations, reimbursement for their reasonable out-of-pocket expenses in connection with the Consent Solicitation (including reasonable fees and disbursements of legal counsel). We have agreed to indemnify the Solicitation Agents against certain liabilities and expenses, including liabilities under the securities laws, in connection with the Consent Solicitation.

The Solicitation Agents do not assume any responsibility for the accuracy or completeness of the information contained or incorporated by reference in this Statement or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Solicitation Agents and certain of their respective affiliates from time to time have provided, and may continue to provide in the future, investment banking, general financing and banking services to us, our subsidiaries and our affiliates, for which they have received or will receive customary compensation from us, our subsidiaries and our affiliates.  The Solicitation Agents and their respective affiliates may, from time to time, engage in transactions with and perform services for us, our subsidiaries and our affiliates in the ordinary course of business.  The Solicitation Agents have been engaged to act solely as solicitation agents and neither the Solicitation Agents nor any of their respective affiliates shall be deemed to have guaranteed, or be otherwise responsible for, the performance of any of our obligations in connection with the Consent Solicitation.  At any given time, the Solicitation Agents may trade the Securities and our other securities for their own accounts, or for the accounts of their respective customers and, accordingly, may hold a long or short position in the Securities or any of our, our subsidiaries’ or our affiliates’ other securities.  The Solicitation Agents are not required to make a market in the Securities.

THE INFORMATION AND TABULATION AGENT

We have retained D.F. King & Co., Inc. as the Information and Tabulation Agent in connection with the Consent Solicitation.  The Information and Tabulation Agent will distribute this Statement and other documents and will also be responsible for accepting delivery of Consent Letters. The Information and Tabulation Agent will receive a customary fee for such services in connection with the distribution of this Statement and other documents as well as reimbursement for reasonable out-of-pocket expenses. Requests for additional copies of this Statement or the Consent Letter may be directed to the Information and Tabulation Agent at its address set forth on the back cover of this Statement.

EXPENSES OF SOLICITATION

We will bear the costs of the Consent Solicitation. We will reimburse the Information and Tabulation Agent and, subject to certain limitations, the Solicitation Agents, for reasonable out-of-pocket expenses that they incur in connection with the Consent Solicitation.  We will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding Consent Letters and other materials to beneficial owners of Securities. Except for the amounts paid to the Solicitation Agents, we will not pay any fees or commissions to any broker, dealer or other person for soliciting Consents in the Consent Solicitation.  In addition to the solicitation of Consents by mail, our employees may, after the mailing hereof to registered Holders, solicit Consents in person or by telephone, facsimile transmission or other means. Our employees will not be specially compensated for soliciting Consents.

Manually signed facsimile copies of the Consent Letter will be accepted followed by the original.  The Consent Letter and any other required documents should be sent or delivered by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Information and Tabulation Agent at its address set forth below. Questions regarding the procedure for consenting as well as requests for assistance or additional copies of this Statement or the Consent Letter may be directed to the Information and Tabulation Agent at its address and telephone number listed below.

The Information and Tabulation Agent for this Consent Solicitation is:
D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 or Banks and Brokers Call Collect: 212-269-5550 All Others Call Toll Free: 800-758-5880
By Mail, Hand or Overnight Courier: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Elton Bagley
By Facsimile (for Eligible Institutions only): 212-809-8838 (Please provide callback telephone number on fax coversheet for confirmation) Confirmation: 212-493-6996 Elton Bagley

Questions regarding the Consent Solicitation may be directed to the Solicitation Agents at their respective addresses and telephone numbers listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agents for this Consent Solicitation are:
Banc of America Securities LLC
214 North Tryon Street, 17th Floor
Charlotte, North Carolina 28255
Attn: Debt Advisory Services
or
Banks and Brokers Call Collect: 704-683-3215
All Others Call Toll Free: 888-292-0070

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attn: Liability Management Group
or
Toll Free: 800-558-3745

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attn: Liability Management Group
or
Banks and Brokers Call Collect: 212-250-2955
All Others Call Toll Free: 866-627-0391

        ANNEX A

The below sections of this Annex A quote the text of certain material provisions of each Supplemental Indenture that will give effect to the Proposed Amendments.  The provisions set forth below do not represent all of the material provisions of the Supplemental Indentures that might be important to you and you are encouraged to review the forms of the Supplemental Indentures, copies of which are filed as exhibits to the Registration Statement and which can also be obtained without charge from the Information and Tabulation Agent.  Capitalized terms included within the quoted text below are not necessarily consistent with the defined terms used in this Statement.  You should refer to the forms of the Supplemental Indentures (as well as the relevant related Indentures) for the definitions of any such capitalized terms.

1.	Material Provisions of the First Supplemental Indenture to the 2001 TWX Indenture

“SECTION 2.  Amendment to Article Eight.  Article Eight of the Indenture is hereby supplemented and amended by adding thereto at the end thereof the following Section 8.03:

“SECTION 8.03.  Certain AOL Conveyances or Transfers.  Notwithstanding the foregoing, subject to the prior or concurrent issuance of the HBO Guarantee as set forth elsewhere herein, the provisions of Sections 8.01 and 8.02 shall not apply to a conveyance or transfer by AOL of its properties and assets substantially as an entirety unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the Company, HTW, AOL and TBS and their respective Subsidiaries, taken as a whole, substantially as an entirety.”

2.	Material Provisions of the Second Supplemental Indenture to the 1998 HTW Indenture

“SECTION 2.  Amendment to Article Eight.  Article Eight of the Indenture is hereby supplemented and amended by adding thereto at the end thereof the following Section 8.03:

“SECTION 8.03.  Certain AOL Conveyances or Transfers.  Notwithstanding the foregoing, subject to the prior or concurrent issuance of the HBO Guarantee as set forth elsewhere herein, the provisions of Sections 8.01 and 8.02 shall not apply to a conveyance or transfer by AOL of its properties and assets substantially as an entirety unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the Company, TWX, AOL and TBS and their respective Subsidiaries, taken as a whole, substantially as an entirety.”

3.	Material Provisions of the Sixth Supplemental Indenture to the 1993 TBS Indenture

“SECTION 2.  Amendment to Covenants.  Section 1009 of Article 10 of the Indenture is hereby supplemented and amended by adding thereto at the end thereof the following clause (c):

“(c) Certain AOL Conveyances or Transfers.  Notwithstanding the foregoing, subject to the prior or concurrent issuance of the HBO Guarantee as set forth elsewhere herein, the provisions of clauses (a) and (b) of this Section 1009 shall not apply to a conveyance or transfer by AOL of its properties and assets substantially as an entirety unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the Company, TWX, AOL and HTW and their respective Subsidiaries, taken as a whole, substantially as an entirety.”

4.	Material Provisions of the Ninth Supplemental Indenture to the 1993 HTW Indenture

“SECTION 2.  Amendment to Article Eight.  Article Eight of the Indenture is hereby supplemented and amended by adding thereto at the end thereof the following Section 803:

“Section 803.  Certain AOL Conveyances or Transfers.  Notwithstanding the foregoing, subject to the prior or concurrent issuance of the HBO Guarantee as set forth elsewhere herein, the provisions of Sections 801 and 802 shall not apply to a conveyance or transfer by AOL of its properties and assets substantially as an entirety unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the Company, TWX, AOL and TBS and their respective Subsidiaries, taken as a whole, substantially as an entirety.”

5.	Material Provisions of the Sixth Supplemental Indenture to the 1992 HTW Indenture

“SECTION 2.  Amendment to Article Eight.  Article Eight of the Indenture is hereby supplemented and amended by adding thereto at the end thereof the following Section 803:

“Section 803.  Certain AOL Conveyances or Transfers.  Notwithstanding the foregoing, subject to the prior or concurrent issuance of the HBO Guarantee as set forth elsewhere herein, the provisions of Sections 801 and 802 shall not apply to a conveyance or transfer by AOL of its properties and assets substantially as an entirety unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the Company, TWX, AOL and TBS and their respective Subsidiaries, taken as a whole, substantially as an entirety.”

2

CONSENT LETTER

of

Time Warner Inc.

Solicitation of Consents from Holders of the Following Series of Debt Securities:

Issuer/ Indenture/ Requisite Consent	Debt Security Description	CUSIP No.	Aggregate Principal Amount Outstanding
Historic TW Inc. # (1992 HTW Indenture) (By Series Consent)	9.125% Debentures due 2013	887315AK5	$1,000,000,000

Historic TW Inc. # (1993 HTW Indenture) (By Series Consent)	8.05% Debentures due 2016	887315BA6	$150,000,000
	7.25% Debentures due 2017	887315BJ7	$500,000,000
	9.15% Debentures due 2023	887315AM1	$602,337,000
	7.57% Debentures due 2024	887315BH1	$450,000,000
	6.85% Debentures due 2026	887315BB4	$28,481,000
	6.95% Debentures due 2028	887315BM0	$500,000,000
	8.30% Discount Debentures due 2036	887315AZ2	$200,000,000[1]

Historic TW Inc. (1998 HTW Indenture) (By Indenture Consent)	6.875% Debentures due 2018	887315AY5	$600,000,000
	6.625% Debentures due 2029	887315BN8	$1,000,000,000

Turner Broadcasting System, Inc. (1993 TBS Indenture) (By Indenture Consent)	8.375% Senior Notes due 2013	900262AR7	$300,000,000

Time Warner Inc. (2001 TWX Indenture) (By Indenture Consent)	6.75% Notes due 2011	00184AAB1	$1,000,000,000
	6.875% Notes due 2012	00184AAF2	$2,000,000,000
	7.625% Debentures due 2031	00184AAC9	$2,000,000,000
	7.70% Debentures due 2032	00184AAG0	$2,000,000,000

# In its capacity as successor to Time Warner Companies, Inc.
1 The face value of this series of debentures is $200,000,000.  As of April 2, 2009, the accreted principal amount outstanding of this series of debentures was approximately $106,306,000.

Pursuant to the Consent Solicitation Statement

Dated April 6, 2009

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 2009, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). ONLY A HOLDER OF SECURITIES AS OF 5:00 P.M., NEW YORK CITY TIME, ON APRIL 2, 2009 (SUCH TIME AND DATE, THE “RECORD DATE”) IN RESPECT OF WHICH THERE HAS BEEN DELIVERED A VALID CONSENT ON OR PRIOR TO THE EXPIRATION DATE (WHICH HAS NOT BEEN PROPERLY REVOKED) WILL BE ENTITLED TO RECEIVE THE CONSENT PAYMENT. CONSENTS WITH RESPECT TO ANY SERIES OF SECURITIES MAY BE REVOKED AT ANY TIME PRIOR TO THE EARLIER OF (i) 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 2009 AND (ii) THE TIME AT WHICH THE REQUISITE CONSENT FOR SUCH SERIES OF SECURITIES HAS BEEN RECEIVED (SUCH TIME, THE “WITHDRAWAL DEADLINE”).

The Information and Tabulation Agent for the Consent Solicitation is:
D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 or Banks and Brokers Call Collect: 212-269-5550 All Others Call Toll Free: 800-758-5880
By Mail, Hand or Overnight Courier: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Elton Bagley
By Facsimile (for Eligible Institutions only): 212-809-8838 (Please provide callback telephone number or fax coversheet for confirmation) Confirmation: 212-493-6996 Elton Bagley

Delivery of this Consent Letter to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as listed above, will not constitute a valid delivery.  The instructions accompanying this Consent Letter should be read carefully before this Consent Letter is completed.

All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Consent Solicitation Statement or the relevant Indenture governing the Securities.

A beneficial owner of Securities who is not the Holder of such Securities (for example, a holder whose Securities are registered in the name of a nominee such as a brokerage firm) must arrange with such Holder to execute and deliver a Consent Letter on such beneficial owner’s behalf.

2

This Consent Letter is to be used by Holders of Securities if such Holders desire to consent to the Proposed Amendments and instructions are not being transmitted through DTC.

Delivery of documents to DTC does not constitute delivery to the Information and Tabulation Agent.

Only Holders of Securities may validly submit Consent Letters. The undersigned should complete, execute and deliver this Consent Letter to indicate the action the undersigned desires to take with respect to the Consent Solicitation.

Listed below are the Securities to which this Consent Letter relates. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Consent Letter.

DESCRIPTION OF THE SECURITIES
Issuer/ Indentures	Debt Security Description	CUSIP No.	Aggregate Principal Amount Represented	Principal Amount as to which Consents are Given

Historic TW Inc. (1992 HTW Indenture)	9.125% Debentures due 2013	887315AK5	$ ______	$ ______

Historic TW Inc. (1993 HTW Indenture)	8.05% Debentures due 2016	887315BA6	$ ______	$ ______
	7.25% Debentures due 2017	887315BJ7	$ ______	$ ______
	9.15% Debentures due 2023	887315AM1	$ ______	$ ______
	7.57% Debentures due 2024	887315BH1	$ ______	$ ______
	6.85% Debentures due 2026	887315BB4	$ ______	$ ______
	6.95% Debentures due 2028	887315BM0	$ ______	$ ______
	8.30% Discount Debentures due 2036	887315AZ2	$ ______	$ ______

Historic TW Inc. (1998 HTW Indenture)	6.875% Debentures due 2018	887315AY5	$ ______	$ ______
	6.625% Debentures due 2029	887315BN8	$ ______	$ ______

Turner Broadcasting System, Inc. (1993 TBS Indenture)	8.375% Senior Notes due 2013	900262AR7	$ ______	$ ______

Time Warner Inc. (2001 TWX Indenture)	6.75% Notes due 2011	00184AAB1	$ ______	$ ______
	6.875% Notes due 2012	00184AAF2	$ ______	$ ______
	7.625% Debentures due 2031	00184AAC9	$ ______	$ ______
	7.70% Debentures due 2032	00184AAG0	$ ______	$ ______

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Name of Holder (if applicable):   _________________________________________________________________________________________

Address of Holder (if applicable):________________________________________________________________________________________

_________________________________________________________________________________________________________________
                                                                                              (Including Zip Code)

DTC Participant Name (if applicable):  _________________________________________

DTC Participant Number (if applicable):  _________________________________________

If no amounts are specified under the caption “Principal Amount as to which Consents are Given” above with respect to any series of the Securities of which you are a Holder and this Consent Letter is signed in the space provided below, you will be deemed to have given a Consent with respect to the entire aggregate principal amount of such Securities.  Consents may be given only with respect to integral multiples of $1,000 of Securities.

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NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides a consent (a “Consent”) with respect to the adoption of the Proposed Amendments (with respect to the principal amount of the Securities indicated) as permitted by the Indentures relating to the Securities and, subject to satisfaction of the conditions set forth in the Consent Solicitation Statement, hereby also consents to the execution of the Supplemental Indentures effecting the Proposed Amendments. The undersigned understands that the Consent provided hereby shall remain in full force and effect unless and until such Consent is revoked by written notice of revocation given in accordance with the procedures set forth in the Consent Solicitation Statement and this Consent Letter. The undersigned understands that no Consents may be revoked with respect to any series of Securities (and agrees that it will not attempt to do so) after the Withdrawal Deadline, which, with respect to any series of Securities, is the earlier of (i) 5:00 p.m., New York City time, on April 15, 2009 and (ii) the time at which the Requisite Consent for such series of Securities has been received. The undersigned understands that the Proposed Amendments will not be adopted until the Supplemental Indentures have been executed and delivered by Time Warner, the Trustee and the other signatories thereto and the other conditions set forth in the Consent Solicitation Statement have been satisfied, and that the HBO Guarantee will only be issued under the circumstances described in the Consent Solicitation Statement. If the Consent Solicitation is terminated or withdrawn, the Proposed Amendments will not be adopted and the HBO Guarantee will not be issued.

The undersigned hereby represents and warrants that the undersigned has full power and authority to deliver or withhold Consents for the Securities as indicated herein. The undersigned will, upon request, execute and deliver any additional documents deemed by Time Warner or the Trustee to be necessary or desirable with respect thereto or to execute and deliver the Supplemental Indentures.

All authority conferred or agreed to be conferred by this Consent Letter shall not be affected by, and shall survive, the death, incapacity, dissolution, bankruptcy or insolvency of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

All questions as to the form of all documents and the validity (including time of receipt) and delivery of Consents will be determined in accordance with the procedures set forth in the Consent Solicitation Statement and the Consent Letter.

The undersigned acknowledges that the undersigned must comply with the provisions of this Consent Letter and complete the information required herein to validly consent to the Proposed Amendments set forth in the Consent Solicitation Statement. The adoption of the Proposed Amendments, the payment of the Consent Payment and the issuance of the HBO Guarantee under the circumstances described in the Consent Solicitation Statement with respect to each series of Securities are conditioned upon, among other things, there being received (and not properly revoked) on or prior to the Expiration Date, the Requisite Consent with respect to such series of Securities and the execution and delivery of the Supplemental Indenture relating to such series of Securities.

Unless otherwise indicated herein under “Special Payment and Delivery Instructions” or “Consent Payment Instructions for DTC Participants,” the undersigned hereby requests that any checks for payment to be made in connection with the Consent granted hereby be issued to the order of, and delivered to, the undersigned at the address indicated for the undersigned in the box entitled “Description of the Securities” in this Consent Letter. In the event that the “Special Payment and Delivery Instructions” or “Consent Payment Instructions for DTC Participants” box is completed, the undersigned hereby requests that checks for payment of the applicable Consent Payment be issued in the name(s) of, and be delivered to, the person(s) at the address(es), or be made by wire transfer, as therein indicated.

The undersigned authorizes Time Warner to deliver this Consent Letter to the Information and Tabulation Agent as evidence of the undersigned’s actions with respect to the Proposed Amendments.

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PLEASE SIGN HERE

This Consent is being solicited by Time Warner. Holders of the Securities who wish to receive a Consent Payment must consent to the adoption of the Proposed Amendments.

Holders of Securities who wish to consent to the adoption of the Proposed Amendments pursuant to the Consent Solicitation Statement should complete, sign, date and mail or deliver this Consent Letter to the Information and Tabulation Agent at the address set forth on the front cover of this Consent Letter.

When this Consent Letter is completed, signed, dated and mailed or otherwise delivered to the Information and Tabulation Agent prior to the Expiration Date, the undersigned will be deemed to have delivered a “CONSENT” to the adoption of the Proposed Amendments with respect to the relevant Securities. The Holders of the Securities as of the Record Date represented by this Consent Letter will be entitled to receive the Consent Payment and to exercise the rights under the HBO Guarantee (if issued), in the manner and at the time and subject to the conditions, in each case, described in the Consent Solicitation Statement.

This Consent Letter must be signed by or on behalf of the Holder(s) exactly as its (their) name(s) appear(s) on certificate(s) representing Securities, or if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Securities. If this Consent Letter will be signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or anyone else acting in a fiduciary or representative capacity, please indicate such capacity when signing, and please submit evidence satisfactory to Time Warner of your authority to so act.

SIGNATURE(S) OF HOLDER(S) OR AUTHORIZED SIGNATORY
(See guarantee requirement below)

Dated______________________________________________________________________________________________________________________________________

Name(s)____________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________
(Please Print)

Title_______________________________________________________________________________________________________________________________________

Address____________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________
(Including Zip Code)

Area Code and Telephone Number________________________________________________________________________________________________________________

Tax Identification or Social Security Number_________________________________________________________________________________________________________

MEDALLION SIGNATURE GUARANTEE
 (If Required–See Instruction 3)

Authorized Signature__________________________________________________________________________________________________________________________

Name of Firm________________________________________________________________________________________________________________________________

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SPECIAL PAYMENT AND DELIVERY
INSTRUCTIONS
(See Instructions 4 and 6)
To be completed ONLY if the check(s) for the applicable Consent Payment are to be issued or delivered in the name of someone OTHER than the person(s) whose signature(s)
appear(s) within this Consent Letter or sent to an address OTHER than that shown in the box entitled “Description of the Securities” within this Consent Letter.  Issue check in the name of and/or deliver check to:

Name___________________________________________________________________________________________________________________________
(Please Print)
Address_________________________________________________________________________________________________________________________

                _______________________________________________________________________________________________________________________________
                                                                                                                                                                                                                                                                                     (Zip Code)

                _______________________________________________________________________________________________________________________________
(Tax Identification or Social Security Number of payee)
(See enclosed Form W-9)

CONSENT PAYMENT INSTRUCTIONS FOR DTC PARTICIPANTS
To be completed if this Consent Letter is signed by a participant in DTC.  DTC Participants may elect to receive the Consent Payment by check or wire transfer.  DTC Participants electing to receive the Consent Payment by wire transfer should provide the information requested below.  If no indication of payment preference is provided, DTC Participants will receive the Consent Payments by check.  Unless otherwise indicated below, the check will be issued in the name of, and sent to, the DTC Participants.

By Check	By Wire Transfer

MAKE CHECK PAYABLE AND MAIL CHECK TO:

Name:___________________________________________________
(Please print)

Address:_________________________________________________

_________________________________________________
(Please include zip code)

Taxpayer Identification
or Social Security Number:____________________________________
(See Substitute Form W-9)

WIRE FUNDS TO:

Name of Bank:__________________________________________________
(Please print)

Bank ABA #:___________________________________________________

Bank Address:__________________________________________________

_____________________________________________________________
(Please include zip code)

Account #:_____________________________________________________

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INSTRUCTIONS FOR SECURITY HOLDERS
FORMING PART OF THE TERMS AND CONDITIONS OF THIS CONSENT

1.                Expiration Date.  The term “Expiration Date” with respect to the Consent Solicitation means 5:00 p.m., New York City time, on April 15, 2009 unless otherwise extended, in respect of any or all series of Securities, by Time Warner in its sole discretion, in which event the term “Expiration Date” will mean the latest time and date to which the Consent Solicitation is so extended. In order to extend an Expiration Date, Time Warner will notify the Information and Tabulation Agent of any extension by giving oral (confirmed in writing) or written notice no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Any such extension will be followed as promptly as reasonably practicable by notice thereof by press release or other public announcement. Without limiting the manner in which Time Warner may choose to make any public announcement, Time Warner shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to Business Wire or comparable news service. Such announcement may state that Time Warner is extending the Consent Solicitation for a specified period of time or on a daily basis. Failure of any Holder to receive notice of such announcement will not affect the extension of the Consent Solicitation.

2.                Delivery of this Consent Letter.  Holders must properly complete, duly execute and properly deliver the Consent Letter to the Information and Tabulation Agent on or before the Expiration Date. Consents will be accepted on or prior to the Expiration Date in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Consent Letter and the Consent Solicitation Statement. The method of delivery of this Consent Letter and all other required documents to the Information and Tabulation Agent is at the election and risk of the Holder and delivery will be deemed made only when actually received by the Information and Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended and enough time should be allowed to assure timely delivery. NO CONSENT LETTER SHOULD BE SENT TO ANY PERSON OTHER THAN THE INFORMATION AND TABULATION AGENT. HOLDERS OF SECURITIES SHOULD NOT TENDER OR DELIVER SECURITIES AT ANY TIME.

3.                Signature on Consent Letter. If this Consent Letter is signed by the Holder of the Securities, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration or any change whatsoever. If this Consent Letter is signed by a participant in DTC whose name is shown as the owner of the Securities, the signature must correspond with the name shown on a security position listing as the owner of the Securities as of the Record Date.

If any of the Securities are registered in the name of two or more Holders, all such Holders must sign this Consent Letter. If any of the Securities are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Consent Letters as there are different registrations of certificates.

If this Consent Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should indicate such capacity when signing, and proper evidence satisfactory to Time Warner of such person’s authority to so act must be submitted.

Such signatures on this Consent Letter are required and must be guaranteed by a firm that is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or by a commercial bank or trust company holding an office or correspondent in the United States, unless the signature is that of an Eligible Institution.

4.                Special Payment and Delivery Instructions. If a check for the Consent Payment is to be issued or delivered in the name of a person other than the signer of this Consent Letter or sent to an address other than that shown in the box entitled “Description of the Securities”, then the “Special Payment and Delivery Instructions” box in this Consent Letter should be completed.  If this Consent Letter is signed by a participant in DTC then the “Consent Payment Instructions for DTC Participants” box in this Consent Letter should be completed.

5.                Questions Regarding Validity, Form, Legality, etc.  All questions as to the validity, form, eligibility (including time of receipt) and the acceptance of Consent Letters and revocations of Consents with respect to Securities will be resolved in the first instance by Time Warner, whose determination shall be binding, subject only to final review as may be prescribed by the Trustee in accordance with the applicable Indenture concerning proof of execution and ownership. Time Warner reserves the absolute right to reject any or all Consent Letters or revocations thereof that are not in proper form or the acceptance of which could, in the opinion of Time Warner or its counsel, be unlawful. Time Warner also reserves the right, subject to final review as the Trustee may prescribe in accordance with the provisions of the applicable Indenture for proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consent Letters or revocations thereof. Unless waived, any defects or irregularities in connection with deliveries of Consent Letters or revocations thereof must be cured within such time as Time Warner, in its sole discretion, determines. None of Time Warner or any of its affiliates, the Solicitation Agents, the Information and Tabulation Agent or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Letters or revocations thereof will not be deemed to have been made until all defects or irregularities therein have been cured or waived. Time Warner’s interpretations of the terms and conditions of the Consent Solicitation shall be final and binding.

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6.                Consent Payment Instructions. Upon the terms and subject to the conditions set forth in this Consent Letter and in the Consent Solicitation Statement, Time Warner will pay each Holder as of the Record Date with respect to a Consenting Series who has properly delivered to the Information and Tabulation Agent, and not revoked, a Consent Letter on or prior to the Expiration Date the applicable Consent Payment, as specified in the Consent Solicitation Statement. The Consent Solicitation will expire at the Expiration Date as described in Instruction No. 1. Holders whose Consent Letters are not received by the Information and Tabulation Agent, or are revoked, on or prior to the applicable Expiration Date WILL NOT be entitled to a Consent Payment.

Consent Payments will be paid promptly following the later of the Expiration Date and the satisfaction of the conditions set forth in the Consent Solicitation Statement. Under no circumstances will Time Warner make any Consent Payment to any Holder delivering a Consent with respect to any series of Securities unless and until (i) the Requisite Consent in respect of such series of Securities has been received and (ii) a Supplemental Indenture adopting the Proposed Amendments with respect to such series of Securities has been executed and delivered.

7.                Revocation of Consent. Holders who validly revoke Consents will not be eligible to receive the applicable Consent Payment, unless Consents are validly redelivered on or prior to the Expiration Date.

Holders who wish to exercise their right of revocation with respect to a Consent in relation to any series of Securities must give written notice of revocation by fax, mail or hand delivery to the Information and Tabulation Agent at its address set forth on the front cover of this Consent Letter which must be received by the Information and Tabulation Agent prior to the Withdrawal Deadline, which, with respect to any series of Securities, is the earlier of (i) 5:00 p.m., New York City time, on April 15, 2009 and (ii) the time at which the Requisite Consent for such series of Securities has been received. The transfer of Securities after the Record Date will NOT have the effect of revoking any Consent theretofore properly received by the Information and Tabulation Agent.  Each Consent properly received by the Information and Tabulation Agent will be counted notwithstanding any transfer of the Securities to which such Consent relates, unless the procedure for revoking Consents described below has been complied with.

A written notice of revocation, to be effective, must contain the name of the Holder, the certificate number(s) of the Securities (if held in certificated form) to which such revocation relates, the aggregate principal amount of Securities to which such revocation relates and the signature of the Holder furnishing such revocation (with such signature notarized or guaranteed as described above).  A revocation, to be effective, must be executed by the Holder of the Securities to which such revocation relates in the same name as the name of such Holder appears on such Securities.  If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate such capacity when signing and must submit with such revocation appropriate evidence of authority to execute such revocation.  A revocation shall be effective only as to the Securities listed on such revocation and only if such revocation complies with the revocation procedures set forth in this Consent Letter and the Consent Solicitation Statement.  A beneficial owner of Securities who is not the Holder of such Securities must arrange with such Holder to execute and deliver on such beneficial owner’s behalf a revocation of any Consent already given with respect to such Securities in accordance with the procedures described in this Consent Letter and the Consent Solicitation Statement.  A purported revocation that is not received by the Information and Tabulation Agent in a timely fashion and accepted as a valid revocation will not be effective to revoke a previously furnished Consent.  Time Warner reserves the right to contest the validity of any revocations.  A person who has delivered a revocation may thereafter redeliver a Consent by following the procedures described elsewhere in this Consent Letter at any time on or prior to the Expiration Date.

8.                Waiver of Conditions; Amendment; Conditions. Time Warner expressly reserves the right, in its sole discretion and at any time and from time to time, to waive any or all unsatisfied conditions of the Consent Solicitation as to any or all Holders or amend the Consent Solicitation in any respect. The obligation of Time Warner to pay the Consent Payment and cause the issuance of the HBO Guarantee is subject to the receipt of the Requisite Consent with respect to any series of Securities and certain other conditions as described in the Consent Solicitation Statement.

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IMPORTANT U.S. FEDERAL TAX INFORMATION

Internal Revenue Service Circular 230 Notice

You should be aware that:

1.
the discussion of Federal tax matters in this Consent Letter is not intended or written to be used, and cannot be used, by any investor for the purpose of avoiding penalties that may be imposed on the investor;

2.	the discussion was written to support the promotion or marketing of the transactions or matters addressed by the discussion; and

3.	investors should seek advice based on their particular circumstances from an independent tax advisor.

This notice is given solely for purposes of ensuring compliance with Internal Revenue Service Circular 230. This notice is not intended to imply, and does not imply, that any particular person, in fact, supported the promotion or marketing of any transaction or matter, and it does not itself constitute evidence that any particular person did so.

Under current U.S. Federal income tax law, a Holder who receives a Consent Payment from Time Warner as consideration for such Holder’s Consent is required to provide the Information and Tabulation Agent with such Holder’s current taxpayer identification number (“TIN”) on the enclosed Substitute Form W-9, or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is generally his or her Social Security number. If the Information and Tabulation Agent is not provided with the correct TIN, the Holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, any payment made to such Holder or other payee with respect to any Consent Payment paid pursuant to the Consent Solicitation may be subject to backup withholding tax at a rate currently equal to 28%.

Certain Holders (including, among others, all corporations and non-US. persons) are not subject to these backup withholding and reporting requirements, but may be required to establish their exemption therefrom. Non-U.S. Holders should complete an IRS Form W-8BEN to establish their entitlement to an exemption from backup withholding and reporting requirements. An IRS Form W-8BEN may be obtained from the IRS at its Internet web site: www.irs.gov.

If backup withholding applies, the Information and Tabulation Agent is required to withhold on any payment made to the Holder. Backup withholding is not an additional tax. Rather, the U.S. Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided the required information is timely provided to the IRS.

Furthermore, even if a Non-U.S. Holder is not subject to backup withholding, a Consent Payment received by a Non-U.S. Holder generally will be subject to U.S. Federal withholding tax imposed at a rate of 30% unless an exemption from withholding is applicable. For instance, a Consent Payment received by a Non-U.S. Holder is exempt from withholding if the Consent Payment is effectively connected with a trade or business carried on by the Non-U.S. Holder in the United States or, an income tax treaty applies and the Consent Payment is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder.  To claim an exemption from such withholding, the Non-U.S. Holder must deliver to us (or any other person who is otherwise required to withhold U.S. Federal income tax) a properly executed IRS Form W-8ECI or, as applicable, IRS Form W-8BEN claiming such exemption.

Purpose of Substitute Form W-9

To prevent backup withholding on any Consent Payments made pursuant to the Consent Solicitation, a U.S. Holder is required to provide the Information and Tabulation Agent with the Holder’s correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on the Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), that the Holder is a U.S. person (including a U.S. resident alien), and that (A) the Holder is exempt from backup withholding, (B) the Holder has not been notified by the IRS that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (C) the IRS has notified the Holder that the Holder is no longer subject to backup withholding.

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To prevent erroneous backup withholding, an exempt recipient should enter its TIN on Part 1, write “exempt” on Part 2, sign and date the form and return it to the Information and Tabulation Agent.

What Number to Give the Information and Tabulation Agent

The Holder is required to give the Information and Tabulation Agent the TIN (e.g., social security number or employer identification number) of the Holder. If the Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such Holder should write “Applied For” in the space reserved for the TIN on the Substitute Form W-9, check the box in Part 1(b) and sign and date the Form and the Certificate of Awaiting Taxpayer Identification Number. Notwithstanding that “Applied For” is written on the Substitute Form W-9, the Information and Tabulation Agent will withhold on all payments made pursuant to the Consent Solicitation if a TIN is not provided before payment is made. If the Securities are held in more than one name or are not held in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 below for additional guidance on which number to report.

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TO BE COMPLETED BY ALL PAYEES
(See “Important U.S. Federal Tax Information”)

PAYOR’S NAME: TIME WARNER INC.
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification
Name:_________________________________________________________________________

Address:_______________________________________________________________________
                                                (Number and Street)

(City)                (State)                (Zip Code)

	Part 1(a)—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	TIN _______________________________ (Social Security Number or Employer Identification Number)
Part 1(b)—CHECK THE BOX AT RIGHT IF YOU HAVE APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN ☐
Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING PLEASE WRITE “EXEMPT” HERE (SEE INSTRUCTIONS)
Part 3—CERTIFICATION UNDER PENALTIES OF PERJURY, I CERTIFY THAT (x) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); (y) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service  (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and (z) I am a U.S. person (including a U.S. resident alien).

SIGNATURE__________________________________    DATE_______________________

You must cross out Item (y) of Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (y) of Part 3.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” IN PART 1 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the Payor before payments are made, such payments will be subject to backup withholding.

SIGNATURE___________________________________________           DATE__________________________

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NOTE:   FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUPWITHHOLDING OF 28% OF ANY CASH PAYMENTS AND A $50 PENALTYIMPOSED BY THE IRS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor-Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

2.
For this type of account:		Give the SOCIAL SECURITY number of —
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
For this type of account:		Give the EIN of —
5.	Sole proprietorship account	The owner (3)
6.	A valid trust, estate, or pension trust	The legal entity (4)
7.	Corporate account	The corporation
8.	Religious, charitable, or educational organization account	The organization
9.	Partnership account held in the name of the business	The partnership
10.	Association, club, or other tax-exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has asocial security number, that person’s social security number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You mayuse either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of thefirst name listed.

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Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the IRS and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on payments include the following:

●	A corporation;

●	A financial institution;

●	An organization exempt from tax under Section 501(a),* an individual retirement plan or a custodial account under Section 403(b)(7);

●	The United States or any agency or instrumentality thereof;

●	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof;

●	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof;

●	An international organization or any agency or instrumentality thereof;

●	A futures commission merchant registered with the Commodity Futures Trading Commission;

●	A middleman known in the investment community as a nominee or custodian;

●	A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S;

●	A real estate investment trust;

●	A common trust fund operated by a bank under Section 584(a);

●	An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1). An entity registered at all times under the Investment Company Act of 1940; and

●	A foreign central bank of issue.

_________________

    *        Unless otherwise indicated, all section references are to the Internal Revenue Code of 1986, asamended.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT" ON THE FACE OF THE FORM, AND RETURN THE SIGNED AND DATED FORM TO THE PAYOR.

Privacy Act Notice — Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold Federal income tax on taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

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Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number.— If you fail to furnish your taxpayeridentification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure isdue to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect To Withholding.— If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information.— Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of Taxpayer Identification Numbers.— If the requester discloses or uses taxpayer identificationnumbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE IRS.

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Manually signed facsimile copies of this Consent Letter will be accepted followed by the original.  The Consent Letter and any other required documents should be sent or delivered by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Information and Tabulation Agent at its address set forth below. Questions regarding the procedure for consenting as well as requests for assistance or additional copies of the Consent Solicitation Statement or the Consent Letter may also be directed to the Information and Tabulation Agent at its address and telephone number listed below.

The Information and Tabulation Agent for this Consent Solicitation is:
D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 or Banks and Brokers Call Collect: 212-269-5550 All Others Call Toll Free: 800-758-5880
By Mail, Hand or Overnight Courier: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Elton Bagley
By Facsimile (for Eligible Institutions only): 212-809-8838 (Please provide callback telephone number or fax coversheet for confirmation) Confirmation: 212-493-6996 Elton Bagley

Questions regarding the Consent Solicitation may be directed to the Solicitation Agents at their respective addresses and telephone numbers listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agents for this Consent Solicitation are:
Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255
Attn: Debt Advisory Services
or
Banks and Brokers Call Collect: 704-683-3215
All Others Call Toll Free: 888-292-0070

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attn: Liability Management Group
or
Toll Free: 800-558-3745

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attn: Liability Management Group
or
Banks and Brokers Call Collect: 212-250-2955
All Others Call Toll Free: 866-627-0391

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